EXHIBIT 10.30

                               NET LEASE AGREEMENT

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Auburn, California between Dove Investments, Inc., a California corporation and
Mountain People's Warehouse, Inc., a California corporation December 31, 1996

NET LEASE AGREEMENT
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Auburn, California
Basic Lease Information
Defined Terms:                        Information:
Lease Date:                           December 31, 1996
Landlord:                             Dove Investments, Inc.,
                                      a California corporation
                                      3620 Fair Oaks Boulevard, Suite 150
                                      Sacramento, California 95864
Tenant:                               Mountain People's Warehouse, Inc.
                                      12745 Earhart Avenue
                                      Auburn, California 95602
Premises:                             The Premises referred to in this Lease are
                                      located at ________________, Auburn,
                                      California ("Building"), and consists of
                                      approximately seventy-five thousand
                                      (75,000) rentable square feet (75,000
                                      usable square feet) as shown in Exhibit A,
                                      which is seventy-five percent (75.00%)
                                      ("Tenant's Proportionate Share") of the
                                      rentable square feet of the Building. The
                                      Building referred to in this Lease
                                      consists of approximately one hundred
                                      thousand (100,000) rentable square feet
                                      and one hundred thousand (100,000) usable
                                      square feet. The rentable and usable
                                      square footage set forth herein is subject
                                      to adjustment pursuant to Section 2(g).
Term:                                 The term shall begin on the Commencement
                                      Date (hereinafter defined) and shall
                                      terminate on June 30, 2008.
Base Rent:                            Twenty-Eight Thousand One Hundred
                                      Twenty-Five and No/100ths Dollars
                                      ($28,125.00) per month based on
                                      seventy-five thousand (75,000) rentable
                                      square feet at Thirty-Seven and One-Half
                                      Cents ($.375) per square foot per month
                                      payable in advance on the first day of
                                      each month, subject to adjustment
                                      pursuant to Section 7 and until increased
                                      as provided in Section 7 hereof.
Use:                                  Warehouse facility and related operations
Security Deposit:                     Not Applicable
Broker for Tenant:                    Not Applicable
Broker for Landlord:                  Not Applicable
LIST OF EXHIBITS
A.    Description of Premises
B.    Rules and Regulations
C.    Agreement of Purchase and Sale

NET LEASE AGREEMENT

This Lease is made and entered into by the Landlord and Tenant referred to in the Basic Lease Information. The Basic Lease Information attached to this Lease as page 1 is hereby incorporated into this Lease by this reference.

GENERAL PROVISIONS:

Purchase Transaction. Landlord and Tenant acknowledge and agree that Landlord's obligations under this Lease are expressly contingent upon Landlord acquiring fee title in the Real Property ("Real Property") on which the Building is to be constructed in accordance with the terms and conditions of certain purchase and sale documentation entered into by Landlord and the current owner of the Real Property, which transaction is scheduled to close on or about February 28, 1997. In the event that Landlord does not acquire fee title to the Real Property, for any reason, notwithstanding any other provision of this Lease to the contrary, this Lease shall become null and void and of no further force or effect and Landlord shall immediately return any prepaid Base Rent to Tenant.

1992 Lease. A related affiliate to Landlord and Tenant have previously entered into an Industrial Real Estate Lease which was amended by that certain (i) First Addendum dated January 21, 1992, (ii) Second Addendum dated October 31, 1992,
(iii) Third Addendum dated January 5, 1993, (iv) Fourth Addendum dated February 12, 1993, (v) Fifth Addendum dated May 17, 1993, (vi) Sixth Addendum dated May 28, 1993, and (vii) Seventh Addendum dated June 22, 1995, which document, as amended, is hereinafter referred to as the "1992 Lease." The 1992 Lease concerns the lease of certain improved property in the immediate vicinity of the Premises. Landlord and Tenant acknowledge and agree that the provision of this Lease and the 1992 Lease are separate and distinct obligations of each party thereto and that there are no dependent obligations existing between such documents. Specifically, Tenant acknowledges and agrees that, in the event Tenant exercises its purchase rights in accordance with the 1992 Lease, such exercise shall not, in any manner, affect Tenant's obligations under this Lease.

BUILDING IMPROVEMENTS:

Preliminary Plans: Following the Lease Date, Landlord shall prepare and deliver to Tenant draft preliminary plans and specifications ("Preliminary Plans") setting forth the description of (i) the shell of the Building, (ii) the materials to be used in the construction of the


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Building, (iii) the electrical, mechanical and HVAC systems to be used within the Building, and (iv) the space plan of the Premises and the improvements to be constructed therein. Tenant shall approve or disapprove of the Preliminary Plans within ten (10) days following Tenant's receipt of such documents by providing Landlord with written notice ("Objection Notice") of such determination within such time period. The failure of Tenant to provide such notice within five (5) days following Tenant's receipt of a second written request from Landlord indicating that Tenant's ten (10) day review period has expired shall be deemed Tenant's approval of the Preliminary Plans. In the event that Tenant disapproves of the Preliminary Plans as provided herein, Landlord and Tenant shall use their good faith efforts and due diligence to resolve the matters set forth in the Objection Notice to the reasonable satisfaction of Landlord and Tenant; provided, however, if Landlord and Tenant have not resolved such matters within twenty (20) days following Landlord's receipt of the Objection Notice, such disputed matter shall be submitted to an engineer or architect, reasonably acceptable to Landlord and Tenant, who shall render a determination of such matter within five (5) days following such appointment, which determination shall be binding upon Landlord and Tenant. Upon Landlord and Tenant reaching agreement upon the Preliminary Plans, such document shall be referred to as the "Approved Preliminary Plans."

Landlord and Tenant acknowledge that, prior to the Lease Date, the parties have had discussions and negotiations regarding the Preliminary Plans, which discussions included the anticipated size of a proposed mezzanine and office area. In this regard, Tenant is considering whether such improvements should be downsized from the levels currently contemplated. The parties further acknowledge that the originally contemplated level of such improvements was a factor in Landlord's determination of Base Rent. As a result of the foregoing, for a period of ten (10) days following Landlord and Tenant agreeing upon the Approved Preliminary Plan, the parties shall discuss and agree upon whether, as a result of Tenant's election to decrease the size of the proposed mezzanine and office area within the Premises from that conceptually discussed upon prior to the Lease Date, an appropriate decrease in Base Rent is warranted, which determination the parties shall negotiate in good faith. If the parties cannot agree on whether a decrease in Base Rent is warranted pursuant to the preceding sentence, such matter shall be determined by an engineer, mutually acceptable to Landlord and Tenant, who shall render such decision within five (5) days following his receipt of the appropriate materials from the parties, which decision shall be binding upon Landlord and Tenant.

Final Plans: Within sixty (60) days following reaching agreement upon the Approved Preliminary Plans, Landlord shall prepare and deliver to Tenant final plans and specifications ("Final Plans") substantially in conformity with the Approved Preliminary Plans. Within ten (10) days after delivery of the Final Plans, Tenant shall give written notice of any changes necessary to bring the Final Plans into substantial conformity with the Approved Preliminary Plans; Tenant shall not object to any logical refinement of the Approved Preliminary Plans or any change necessitated by applicable governmental laws or regulations. Failure of Tenant to deliver to Landlord written notice of such changes within five (5) days following Tenant's receipt of written notice from Landlord indicating that Tenant's ten (10) day review period has expired shall be deemed approval of the Final Plans. Upon approval of the Final Plans, both parties shall endorse their approval on the Final Plans as may be necessary for filing such documents with the appropriate governmental entity for approval, which shall be the responsibility of Landlord. Upon obtaining the appropriate approvals of the Final Plan from the applicable governmental entity, such document shall be referred to as the "Approved Final Plans."

Construction: Promptly upon obtaining the Approved Final Plans (which shall comply with all applicable laws), Landlord shall commence construction of the building shell and improvements described therein, which are collectively referred to as the "Building Improvements," and diligently prosecute such construction to completion. Landlord shall use its good faith efforts and due diligence to cause such improvements to be Ready for Occupancy (hereinafter defined) on or before July 1, 1997 ("Anticipated Occupancy Date").

Completion and Delivery: The Premises shall be ready for occupancy ("Ready for Occupancy") when (i) construction of the Building Improvements is substantially completed in accordance with the Approved Final Plans,(ii) Landlord has obtained for the Premises any permits (temporary or final) that are legally required for Tenant's occupancy, but not the operation of Tenant's business, and (iii) any all utility hook-ups necessary for the use of the Building are in place and are fully operational. Landlord shall use its good faith efforts to give Tenant thirty (30) days prior written notice ("Pre-Occupancy Notice") of the date when the Premises will be Ready for Occupancy.

Early Entry: Tenant may, following its receipt of the Pre-Occupancy Notice or upon written notice to Landlord prior to Tenant's receipt of the Pre-Occupancy Notice, at Tenant's sole risk, enter the Premises and install trade fixtures, equipment and other tenant improvements in the Premises; provided, however, that
(i) Tenant's early entry shall not unreasonably interfere with construction of the Building Improvements; and (ii) all provisions of this Lease, excepting Sections 7, 9, 10 and 11, shall apply during such entrance.

Measurement of Premises and Building: Within fifteen (15) days following the Premises becoming Ready for Occupancy, Landlord shall cause the Premises and the Building to be measured by Landlord's engineer, or a third party engineer reasonably acceptable to Landlord and Tenant, to determine the Usable Area (as hereinafter defined) thereof, which determination shall be binding upon Landlord and Tenant. In the event that the Usable Area of the Premises and/or Building is different than that set forth in the Basic Lease Information, Landlord and Tenant shall execute a written amendment to modify the Usable Area and Rentable Area of the Premises and/or the Building, as applicable, and Tenant's Proportionate Share. Landlord anticipates, but is not certain, that there will not be Building Common Areas (as hereinafter defined) within the Building, resulting in no difference between the Rentable Area and Usable Area (as such terms are hereinafter defined) for the Premises.

Condition of Premises: Landlord represents and warrants that the Premises, to the extent constructed by Landlord, its agents, employees, contractors and subcontractors, complies with all applicable laws, statutes and ordinances in effect as of the Commencement Date.

PREMISES: This Lease shall be effective as of the date of execution hereof by Landlord and Tenant. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions contained herein the Premises.

ACCEPTANCE OF PREMISES: Excepting Punch List Items (as hereinafter defined), if any, Tenant's taking possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good condition and that the Building Improvements are


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constructed in accordance with the provisions of this Lease and that Tenant agrees to accept the same in its condition existing as of the date of such entry and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the use, occupancy or possession of the Premises, excepting latent defects. Within thirty (30) days after the Tenant takes possession of the Premises, Tenant shall deliver to Landlord a list of items ("Punch List Items") that Tenant reasonably deems that Landlord complete or correct in order for the Premises to be reasonably acceptable. Following Landlord's receipt of the Punch List Items, Landlord shall complete and/or correct such items set forth on the Punch List Items using its good faith efforts and due diligence within thirty
(30) days following Landlord's receipt of such document. If Tenant does not deliver the Punch List Items to Landlord within five (5) days following Tenant's receipt of written notice from Landlord indicating that Tenant's thirty (30) day review period has expired, Tenant shall be deemed to have accepted the condition of the Premises. Landlord shall use its reasonable efforts to not unreasonably interfere with Tenant's use of the Premises as a result of such repair work.

DEFINITIONS:

"Building" shall refer to the entire structure in which the Premises are located, the term "Lot" shall refer to the Assessor's tax parcel on which the Building is situated, and the term "Project" shall refer to the project as shown on Exhibit A. This Lease confers no rights either with regard to the subsurface of the land below the ground level of the Building or with regard to airspace fifty (50) feet above the roof of the Building.

"Building Common Areas" shall mean the areas on individual floors devoted to corridors, fire vestibules, lobbies, electric and telephone closets, rest rooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all lessees public lobbies, loading docks, and other similar facilities for the benefit of all lessees, but excluding public stairs, pipe shafts, and the enclosing walls thereof.

"Project Common Areas" shall refer to all areas and facilities outside the Premises and within the Project that are provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and of other lessees in the Project and their respective employees, suppliers, shippers, customers, and invitees. Landlord hereby grants to Tenant, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Project Common Areas as they exist from time to time, subject to any rules, regulations, and restrictions governing the use of the Project as from time to time made or amended by Landlord. Provided that (i) Landlord, using its reasonable efforts, does not unreasonably interfere with Tenant's use of the Premises, and (ii) obtains Tenant's prior written approval, which shall not be unreasonably withheld, conditioned or delayed (the failure of Tenant to respond to any requested modification to the Project Common Areas with in five (5) days of Tenant's receipt of such request shall be deemed Tenant's approval thereof), Landlord reserves the right at any time and from time to time, to: (i) make alterations in or additions to the Project and to the Project Common Areas; and (ii) temporarily close any of the Project Common Areas for maintenance purposes.

"Rentable Area" shall mean:

as to a floor leased entirely by Tenant, all areas within outside permanent Building walls, measured to the inside surface of the dominant portion of the permanent outer Building walls, including restroom, janitorial, telephone and electrical closets, mechanical areas, excluding any major vertical penetrations of the floor, balconies, arcades and covered entrances, plus Tenant's pro rata share of Building Common Areas.

as to a floor only a portion of which is leased by Tenant, the aggregate of the Usable Area of the portion of that floor occupied by Tenant, plus Tenant's pro rata share of Building Common Areas on the floor leased in part by Tenant and Tenant's pro rata share of Building Common Areas.

"Usable Area" shall mean all floor area in the Tenant's space, measured from the inside surface of the interior walls of the Premises, but excluding any balconies, arcades and covered entrances.

POSSESSION:

Subject to and upon the terms and conditions set forth herein, the Term shall be for the period specified in the Base Lease Information, commencing upon the date on which the Premises is Ready for Occupancy ("Commencement Date"). Landlord shall cause the Premises to be Ready for Occupancy by the Anticipated Occupancy Date, plus extensions thereto equal to the durations of (i) any delays beyond the reasonable control of Landlord, such as acts of God, fire, earthquake, acts of public enemy, riot, insurrection, unavailability of materials, governmental restrictions on the sale of materials or supplies or the transportation of such materials or supplies, strike directly affecting construction or transportation of materials or supplies, shortages of materials or labor resulting from governmental controls, weather conditions, or any other cause or events beyond the reasonable control of Landlord (collectively, "Force Majeure Event"), or
(ii) delays caused or attributable to Tenant. The parties agree that if Landlord is unable to cause the Premises to be Ready for Occupancy by the Anticipated Occupancy Date, plus any extensions thereto pursuant to this Section, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damages resulting therefrom, but in such event, Tenant shall not be liable for any Rent until the Commencement Date; provided, however, if such delays are caused or attributable to Tenant, Rent shall commence as of the Anticipated Occupancy Date. Within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute an amendment to this Lease, setting forth the Commencement Date and the expiration date of the Term.

Notwithstanding the foregoing, in the event that the Commencement Date is delayed for in excess of ninety (90) days beyond the Anticipated Occupancy Date, as may be extended herein, for each day of delay beyond such ninety (90)-day period until the actual Commencement Date occurs, Landlord shall pay Tenant (as a credit against Base Rent) the amount of Five Hundred and No/100ths Dollars ($500.00), which amount the parties agree is a reasonable estimate of damages as a result of such delay.

Notwithstanding the foregoing, in the event that the Commencement Date is delayed in excess of one hundred eighty (180) days beyond the Anticipated Occupancy Date, as may be extended herein, for a period of fifteen (15) days thereafter, Tenant shall have the right to terminate this Lease by providing Landlord with written notice thereof within such time period. The failure of Tenant to


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provide such notice shall be deemed Tenant's waiver of its right to terminate the Lease. If Tenant elects to terminate the Lease, such termination shall be effective upon Landlord's receipt of such notice, and the parties shall have no further obligations hereunder.

RENT:

Tenant agrees to pay Landlord, without prior notice, demand, deduction or offset, a Base Rent in the amount set forth in the Basic Lease Information as adjusted from time to time in the manner set forth in this Section. In addition to the Base Rent, for the purpose of this Lease, "Rent" also includes Tenant's Proportionate Share of Taxes, Insurance and any other amounts owing from Tenant to Landlord pursuant to the terms of this Lease. The Rent shall be payable in advance on or before the first day of each month throughout the term of the Lease. Base Rent for the first month of the term shall be paid upon execution of this Lease. Base Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly installment based upon a thirty (30)-day month.

The Base Rent as shall be increased for each year of the term of this Lease following the first year ("Subsequent Year") if the Consumer Price Index for All Urban Consumers, All Items (San Francisco-Oakland-San Jose Metropolitan Area, 1982-84=100) ("Index"), as published by the United States Department of Labor, Bureau of Labor Statistics, for the "Comparison Month" (described below) increases over the Index for the calendar month ("Base Month") which is four (4) months prior to the month in which the term of this Lease commences. The Base Month Index shall be compared with the Index for the same calendar month for each Subsequent Year ("Comparison Month"). If the Index for any Comparison Month is higher than the Base Month Index, then the total Base Rent for the Subsequent Year following the Comparison Month shall be increased with the first month of such Subsequent Year by a percentage which shall be calculated by dividing the Base Month Index into that number which represents the difference, if any, when subtracting the Base Month Index from the Index for any Comparison Month. In no event shall the Base Rent after a Comparison Month be less than that in effect for the immediately preceding year. Should said bureau discontinue the publication of the above Index, or publish the same less frequently, or alter the same in some other manner, then Landlord shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.

As soon as an adjustment to the Base Rent has been computed as provided herein, Landlord shall give Tenant notice of the amount thereof. Tenant shall continue to pay Base Rent at the previously established amount until it has been given such notice, at which time the accrued increase shall be due and payable in full. Tenant shall pay Rent to Landlord at the address shown in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing. The Rent has been established in contemplation that Tenant will occupy the Premises for the entire Term. In the event of an assignment of the Lease in whole or in part, or a sublease of all or any part of the Premises, Landlord and Tenant have agreed that Landlord shall have the rights provided in Section 15 of this Lease.

SECURITY DEPOSIT:  (Intentionally Deleted)

OPERATING EXPENSES:  (Intentionally Deleted)

TAXES AND INSURANCE:

Tenant shall pay as additional Rent, Tenant's Proportionate Share of all Taxes. The term "Taxes" shall include all real property taxes, bonds and assessments levied against the Project and the various estates therein and the underlying land, all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution of any existing or additional real or personal property taxes and assessments on the Project, any increase in taxes or assessments resulting from a re-evaluation of the Project resulting from the sale, conveyance, assignment, ground lease or other transfer thereof, service payments in lieu of such taxes, excises, transit charges and fees, housing, park and child care assessments, development and other assessments, reassessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent provided for in this Lease, or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Project or become payable during the Term. In no event shall Taxes include any income tax payable by Landlord.

As soon as reasonably possible after Landlord has received the tax bill for the year, Landlord shall furnish Tenant with a true and correct tax statement, and within thirty (30) days prior to the delinquency of each required payment, Tenant shall pay to Landlord the Tenant's Proportionate Share of Taxes. Notwithstanding the failure of Landlord to timely provide such statement by such date, such failure shall not constitute a waiver of Landlord of its right to collect Tenant's share of any Taxes.

Tenant shall pay before delinquent all taxes assessed against and upon equipment, furniture, fixtures, and other personal property of Tenant. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Building and other improvements is increased by the inclusion of a value placed on Tenant's personal property, and if Landlord pays the taxes on any of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

Tenant shall pay as additional Rent, Tenant's Proportionate Share of all Insurance. Landlord shall maintain on the Building hazardous insurance providing for coverage against all perils customarily referred to as "all risks" coverage on a full replacement cost basis, with vandalism and malicious mischief endorsements, to the extent of full replacement value, with a replacement cost endorsement in any form of insurance deemed prudent by Landlord ("Insurance"). Such insurance policy shall be issued in the name of Landlord and continue to provide that any proceeds shall made payable to Landlord.

As soon as reasonably possible after Landlord has received an invoice for the Insurance for the year, Landlord shall furnish Tenant with a copy thereof, and within thirty (30) days prior to the delinquency date of such required payment, Tenant shall pay to Landlord Tenant's Proportionate Share of the cost of the insurance. Notwithstanding the failure of Landlord to timely provide such statement


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by such due date, such failure shall not constitute a waiver of Landlord of its right to collect Tenant's Proportionate Share of such costs.

UTILITIES:

Tenant shall be solely responsible for obtaining service and thereafter paying the cost of all utilities, including, but not limited to, sewer use and connection fees, water, gas, electricity, telephone, and other utilities (the "Utilities") provided to the Premises and billed and metered separately to Tenant. Landlord shall be responsible for the initial connection fees for the Utilities.

Failure of any Utilities to be provided to the Premises, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, or relieve Tenant from fulfillment of any covenant or agreement hereof. Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages on account of any interruptions in service or in Utilities occasioned thereby or resulting therefrom.

USE: Tenant shall use the Premises for the uses set forth in the Basic Lease Information and shall not use the Premises for any other purposes. Tenant warrants that it shall not make any use of the Premises which may cause contamination of the soil, the subsoil or groundwater. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within thirty (30) days before the date Landlord is obligated to pay a premium on the insurance, or within thirty (30) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium. Landlord reserves the right to prescribe the weight and position of all safes, fixtures and heavy installations that Tenant desires to place in the Premises so as to distribute properly the weight, or to require plans prepared by a qualified structural engineer for such heavy objects, which shall be prepared at Tenant's sole cost and expense.

COMPLIANCE WITH THE LAW: Neither, Tenant nor its agents, employees or contractors shall not use the Premises in any manner which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law or rule, regulation, or requirement of any duly constituted public authorities now in force or which may hereafter be enacted or promulgated including, but not limited to, any and all federal, state and local laws, ordinances, regulations, orders and directives pertaining to any substance defined as "hazardous wastes", "hazardous substances", "hazardous materials", "toxic substances" or words to that affect, including but not limited to petroleum based products, under any applicable current or future federal or state laws or regulations (collectively, "Hazardous Materials"), or subject Landlord to any liability for injury to any person or property by reason of any business operation being conducted in or about the Premises. Following the Commencement Date, to the extent required by Tenant's specific use of the Premises or required due to Alterations (as hereinafter defined) constructed by Tenant, Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, which includes, but is not limited to, the Americans with Disability Act ("ADA") of 1990 (42 U.S.C. ss. 12101 et seq.), and any amendment thereto or regulations promulgated thereunder, or requirements of any board or fire insurance underwriters or other similar bodies, now or hereafter constituted. Subject to the foregoing, the final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant. Subject to the foregoing, to the extent that such compliance is imposed upon all landlord's owning properties within the State of California similar to the Premises, and provided such compliance is not triggered as a result of any action taken by Tenant, Landlord shall, at its cost, comply with laws, statutes and ordinances.

Neither Tenant, nor any assignee, sublessee or occupier of any portion of the Premises, shall permit the introduction, placement, use, generation, manufacture, storage, disposal or transportation in or around the Premises of any hazardous, poisonous or toxic substance, material or waste of any kind that may be hazardous to health and/or the environment, including, without limitation, substances from time to time identified as such by federal and/or state laws and regulations, without the prior written consent of Landlord; provided, however, Tenant shall be entitled to possess and maintain, in compliance with all applicable laws, statutes and ordinances, within the Premises reasonable amounts of such Hazardous Materials which are customarily used in connection with Tenant's permissible use of the Premises as set forth in this Lease, and Tenant agrees to indemnify, defend and hold Landlord harmless from any and all costs incurred (whether by Landlord or otherwise) in cleaning, decontaminating or otherwise correcting the effects of any such introduction, placement, use, storage or disposal in or about the Premises, as well as all costs of complying with all applicable laws, rules, regulations or requirements applicable thereto, including payment of any fines or penalties levied on account thereof or arising therefrom, and the cost of discharging any lien on the Premises securing such cost of correction. The provisions of this Section 12 shall survive the expiration of this Lease.

ALTERATIONS AND ADDITIONS: Tenant shall not make or suffer to be made any alterations, additions, or improvements (collectively, "Alterations") to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. Any Alterations to the Premises, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the Term become a part of the realty and belong to Landlord, and shall be surrendered with the Premises. However, Landlord can, at the time consent is requested by Tenant, require Tenant remove such Alterations that Tenant intends to make to the Premises. If Landlord so elects, Tenant, at its own cost, shall repair any damage caused by the removal of the Alterations. Before Landlord's consent to such Alterations will be given, Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. In no event shall any Alterations affect the structure of the Building or its facade. As a condition to its consent, Landlord may request adequate assurance that all contractors who will perform such work have in force workman's compensation and such other employee and public liability insurance as Landlord deems necessary. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, comply with all applicable laws, statutes and ordinances, be completed to the satisfaction of Landlord, and any architect, contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. If Tenant makes any Alterations to the Premises, the Alterations shall not be commenced until five (5) business days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility. Notwithstanding the foregoing, without the prior consent of Landlord, but with the prior notice to Landlord, Tenant shall be entitled to make Alterations within the Premises, provided that (i) the cost of the constructing such Alterations does not exceed Five Thousand and No/100ths Dollars ($5,000.00) per project in the aggregate, (ii) does not affect the structure or mechanical systems of the Building, and (iii) Tenant otherwise complies with the provisions of this Section. Tenant shall indemnify, defend and hold the Landlord, the Building and the Premises free and harmless from any liability, loss, damage, cost, reasonable attorneys' fees and other expenses incurred on account of such construction, or claims by any person performing work or furnishing materials or supplies for Tenant or any persons claiming under Tenant.

REPAIRS AND MAINTENANCE:

Tenant acknowledges that the Building is intended to be leased to multiple tenants therein ("Other Tenants") who shall be entitled to nonexclusive use of the Building Common Area and Project Common Area. In this regard, as set forth in this Section, Tenant shall have the exclusive obligation to maintain and repair the Building Common Area and the Project Common Area, and both Landlord and the Other Tenants shall have no obligation to assist Tenant in the performance of such obligations by Tenant, provided, however, as set forth in this Section, Landlord shall reimburse Tenant for the Other Tenant's Proportional Share (as hereinafter defined) of such expenses on a monthly basis as provided herein.

Except as specified in the following paragraph, Tenant shall, at Tenant's sole cost and expense, subject to reimbursement from Landlord for the Other Tenants' Proportionate Share, maintain the Building, Building Common Area and the Project Common Area (which includes landscaping, driveways, parking lots, fences, and sidewalks) in first class condition, clean and safe condition and repair and shall make all replacements necessary to keep the Premises in such condition (collectively, "Operating Expenses"). Such obligation shall also apply to the Premises, however, such cost shall not be within the definition of Operating Expenses. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, and repairing all fixtures, electrical lighting, ceilings and flooring coverings, windows, doors, plate glass, and interior walls within the Premises. Tenant shall have no obligation to maintain the premises of the Other Tenants. All repairs and replacements shall be a quality equal to or exceeding that of the original. In this regard, Tenant shall do all acts necessary to comply with Applicable Law. With respect to Utilities servicing the Premises, Tenant shall be responsible for the maintenance and repair of any such facilities. In addition, Tenant shall be responsible for all repairs made necessary by Tenant, its employees, agents, contractors or invitees. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises except as specifically set forth in this Lease. Tenant shall contract with a service company licensed and experienced in servicing heating, ventilating and air conditioning systems of the Premises. If Tenant fails to maintain the Building, Building Common Area, and/or Project Common Area in first class condition and repair, as required herein, Landlord may give Tenant thirty (30) days written notice to do such acts as are reasonably required to so maintain such areas. If Tenant fails to promptly commence such work within such time period and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the "Reference Rate" (formerly, "Prime Rate") then being charged by the San Francisco main office of Bank of America NT & SA plus two percent (2.00%) per annum, from the date of such work, but not to exceed the maximum amount then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of performing any such work.

Notwithstanding Section 15(b), Landlord shall be responsible, at Landlord's sole cost and expense, for repairing the structure of the Building and any latent defects in the original construction of the Building. Landlord shall maintain the roof, structural walls and the foundations of the Building in good, clean and safe condition and repair. Except as otherwise provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenants' lease or required by law to make in or to any portion of the Building or the Premises. Landlord shall use reasonable efforts to minimize any interference with Tenant's business at the Premises.

Prior to the Commencement Date, and not later than January 30 of each calendar year thereafter, Landlord and Tenant shall agree upon an annual budget ("Operating Expense Budget") for Operating Expenses for the then calendar year. Based upon such approved Operating Expense budget, Landlord shall either (a) pay to Tenant prior to the fifteen (15th) of each calendar month, or (b) authorized a credit against Base Rent, the amount of one-twelfth (1/12th) of the Other Tenants' Proportionate Share of the Operating Expense Budget. For the purpose of this Lease, the "Other Tenants' Proportionate Share" shall be twenty-five percent (25.00%) (the remaining square footage of the Building not leased by Tenant). Tenant may not exceed the Operating Expense Budget without the prior written consent of Landlord. If Landlord and Tenant do not agree upon revised Operating Expense Budget for a given year, the previously approved Operating Expense Budget shall remain in effect until such agreement is reached, at which time any deficiency or reimbursement between Landlord and Tenant shall be immediately paid in full. Notwithstanding the foregoing, if Tenant encounters an emergency situation at the Building requiring Tenant's action the cost of which is not provided for in the Operating Expense Budget, Tenant shall provide Landlord with a written notice, entitled "Emergency Notice," describing the situation and the anticipated cost associated therewith. If Landlord has not objected to such notice within forty-eight (48) hours following the receipt thereof, Tenant may incur such expense, which cost shall be deemed added to the Operating Expense Budget for such year.

WASTE: Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties or to other tenants of the Building.

LIENS: Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant.

ASSIGNMENT AND SUBLETTING: Tenant shall not assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, nor sublet the Premises or any part thereof, or any right or privilege appurtenant thereto or permit the use or occupancy by any other party without the written consent of the Landlord first had and obtained, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of this Lease without the need for notice to Tenant. Tenant shall give Landlord written notice of Tenant's desire to assign or sublet all or some portion of the Premises and the date on which Tenant wishes to make such assignment or sublease, at least thirty (30) days prior to such date. Such written notice shall set forth the name of the proposed assignee or sublessee, the nature of the business to be carried on in the Premises, the space to be assigned or sublet, the material terms and provisions of the proposed sublease or assignment, and such financial information as Landlord may reasonably request. Landlord shall then have a period of thirty (30) days following receipt of such notice and accompanying information within which to notify Tenant of its decision with respect to the proposed sublease or assignment. The withholding of Landlord's consent to the assignment or subletting will be deemed to have been reasonable where based upon Landlord's good faith determination of: (i) the financial irresponsibility of assignee or sublessee; (ii) the lack of suitability of assignee's or sublessee's intended use of the Premises; or (iii) the intended unlawful use of the Premises by sublessee or assignee; provided, however, that the foregoing enumeration shall not be exclusive. Landlord shall, within such thirty (30)-day period, notify Tenant in writing that Landlord elects either (i) in the case of a proposed assignment only, to terminate this Lease as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder and the Security Deposit (subject to Section 8) and any other prepaid sums by Tenant shall be returned to Tenant pro rata, if applicable, pursuant to the provisions of this Lease, (ii) reasonably withhold its consent to such proposed assignment or sublease, or (iii) to permit Tenant to make such assignment or sublease subject to the following:

Any such assignment, sublease or the like must be pursuant to a written agreement in a form acceptable to Landlord in its reasonable discretion and must provide that such assignee, sublessee, or other transferee agrees not to violate the terms and conditions of this Lease. No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any sublease must provide that Tenant (Sublessor) has the right to reenter the Premises upon termination of such sublease. No sublessee or assignee shall further assign or sublet all or any part of the Premises.

One-half (1/2) of any sums or other economic consideration received by Tenant as a result of such subletting, which exceed in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), plus the cost of (i) reasonable broker's commissions paid by Tenant with regard to the transfer; and (ii) the cost of improvements approved by Landlord pursuant to Section 13 made to the subleased premises by Tenant at Tenant's expense for the purpose of subleasing, shall be payable to Landlord as additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder.

Any sale or other transfer of the majority of the voting stock of Tenant if Tenant is a corporation, or a majority of the partnership interest in Tenant if Tenant is a partnership shall be an assignment for the purposes of this Section. The sale of Tenant's stock, which does not involve a shifting of the majority of the voting stock of Tenant, on a publicly traded exchange shall be inapplicable to the provisions of this Section 18.

Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to (i) any corporation which controls, is controlled by or is under common control with Tenant, (ii) any corporation resulting from the merger or consolidation of Tenant, provided that, to the extent that Mountain People's Warehouse no longer exists or its net worth is materially less than that as of the Lease Date (fifty percent (50.00%) or more decrease), the resulting entity must have a net worth equal to or greater than Tenant as of the Lease Date; or (iii) any person or entity acquires all of the assets of Tenant as an ongoing concern of the business being conducted at the Premises; provided that (a) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (b) except if Tenant no longer exists as provided in Subsection (ii), Tenant remains fully liable under this Lease, (c) the permissible use of the Premises under this Lease remains unchanged, and (iv) Landlord receives not less than thirty (30) days' prior written notice of such assignment or subletting.

If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay Landlord, whether or not consent is ultimately given, Landlord's reasonable costs, including attorneys' fees (which attorneys' fees shall not exceed Five Hundred and No/100ths Dollars ($500.00) for each proposed assignment or subletting) incurred in connection with evaluating such request and/or documenting such sublease or assignment.

INDEMNITY:

Tenant shall indemnify, defend, protect and hold Landlord, any partner, co-venturer, officer, director, employee, agent, or representative of Landlord (collectively, "Landlord Group") harmless against and from all claims, damages and liabilities, arising from Tenant's use of the Premises or the conduct of Tenant's business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the Building, and shall further indemnify and hold the Landlord Group harmless against and from any and all claims, damages and liabilities, directly arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant or any officer, agent, employee, guest, or invitee of Tenant, and from all and against all costs, reasonable attorneys' fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against Landlord by reason of any such claim. Notwithstanding anything to the contrary herein, nothing herein shall be deemed to require Tenant to indemnify, defend, protect and hold the Landlord Group harmless from any claims, damages or liabilities resulting from the gross negligence or willful misconduct of Landlord or any members of the Landlord Group. Tenant, as a material part of the consideration to Landlord under this Lease, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, except that Tenant shall not assume any risk for damage resulting from the gross negligence or wrongful act of Landlord or its authorized representatives.

Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, or from the breakage, leakage, obstruction or other defects from pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources, except to the extent such damage or injury results from the gross negligence or willful misconduct of Landlord, its contractors or the Landlord Group. Landlord shall not be liable for any damages arising from any act or omission from any other tenant of the Building. Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profit, loss of income or other consequential damages.

Landlord shall indemnify, defend, protect and hold Tenant, any partner, co-venturer, officer, director, employee, agent or representative of Tenant (collectively, "Tenant Group") harmless against and from all claims, damages and liabilities arising from Landlord's activities, work or other thing done, permitted or suffered by Landlord in or about the Building.

DAMAGE TO PREMISES OR BUILDING: All injury to the Premises or the Building caused by moving the property of Tenant or its employees, agents, guests or invitees into, in or out of the Building and all breakage done by Tenant or the agents, servants, employees, and visitors of Tenant shall be repaired as determined by the Landlord at the expense of the Tenant to the extent not covered and paid by insurance maintained by Landlord.

TENANT'S INSURANCE/WAIVER OF SUBROGATION:

All insurance required to be carried by Tenant and Landlord shall be issued by responsible insurance companies which are rated by Best Insurance Reports as A:VII or better and licensed or authorized to do business in the State of California. Each policy maintained by Tenant shall name Landlord, and at Landlord's request, any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy maintained by Tenant shall contain (i) a separation of insured's condition, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and noncontributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance for Landlord's interest only (with respect to Tenant's policies only), and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is given possession of the Premises, and thereafter, within thirty (30) days after any demand by Landlord therefor. No such policy maintained by Tenant or Landlord shall be cancelable, materially changed or reduced in coverage except after thirty (30) days' written notice to the other party. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall procure, pay for and maintain in effect policies of property insurance covering (i) any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Section 12 hereof, and (ii) trade fixtures, merchandise and other personal property from time to time, in, on or about the Premises, in an amount not less than one hundred percent (100.00%) of their actual replacement cost from time to time, providing protection against all risks of physical loss or damage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the term of the Lease, Tenant shall procure, pay for and maintain in effect workers' compensation and employer's liability insurance and commercial general liability insurance which includes coverage for personal injury, contractual liability and Tenant's independent contractors. The commercial general liability should be procured and maintained with not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury, personal injury or property damage liability. If such insurance covers more than one location, and general aggregate limit shall apply on a per location basis. Landlord shall also carry a policy of commercial general liability with not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury, personal injury or property damage liability.

Tenant agrees to obtain certificates of insurance evidencing commercial general liability insurance, including completed operations, and workers' compensation insurance and employer's liability insurance from any contractors or subcontractors engaged in repairs or maintenance to the Premises during the term of the Lease. Such liability insurance must be for minimum limits of One Million and No/100ths Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury including death and property damage liability.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against and payment is made under any "all risk" insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation as contained in this Lease.

WAIVER: No delay or omission in the exercise of any right or remedy of Landlord or Tenant on any default by Tenant or Landlord shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No act or conduct of Landlord, including without limitation the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Prior to the scheduled expiration of the term of the Lease, only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish an early termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. The review, approval, or inspection by Landlord of any item to be reviewed, approved, or inspected by Landlord under the terms of this Lease shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.

ENTRY BY LANDLORD: Landlord reserves, and shall at any and all reasonable times with reasonable written notice, at least twenty-four (24) hours in advance (except in the case of emergencies), have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants (during the last nine (9) months of the Term), to post notices of nonresponsibility, and to maintain and repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures, where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that the business of the Tenant shall not be interfered with unreasonably. With regard to any entrance into the Premises pursuant to this Section, Landlord agrees to use its good faith efforts to not unreasonably interfere with Tenant's business operations at the Premises. Tenant hereby waives any claims for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, provided Landlord complies with the preceding sentence. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in the event of an emergency (as determined by Landlord or its employees or representatives acting in good faith), in order to obtain entry to the Premises without liability to Landlord. Any entry to the Premises obtained by Landlord by any of said means shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

CASUALTY DAMAGE: During the term hereof, if the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged by such fire or other casualty), (i) if such damage cannot be repaired within ninety
(90) days, following the commencement of such construction, (ii) if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire or reduce such mortgage debt, or (iii) if such damage is not covered by insurance carried by Landlord, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within forty-five (45) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If the damage does not require substantial alteration or reconstruction or if Landlord does not thus elect to terminate this Lease, Landlord shall, within sixty (60) days after the date of such damage, commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture and furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building. Tenant shall not be entitled to any compensation or damages from Landlord, and Landlord shall not be liable, for any loss of the use of the whole or any part of the Premises, the Building, Tenant's personal property, or any inconvenience or annoyance occasioned by such loss of use, damage, repair, reconstruction or restoration, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a diminution of Rent on a square footage basis during the time and to the extent the Premises are unfit or unavailable for occupancy. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises or Building, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises.

If the Building or the Premises is damaged or destroyed during the last twelve
(12) months of the Term of the Lease, and the Premises or the Building cannot be fully repaired or restored by Landlord within sixty (60) days after the date of damage or destruction, either Landlord or Tenant may terminate this Lease upon written notice to the other, which termination shall become effective upon the date of receipt of such notice.

CONDEMNATION:

If the whole of the Building or Premises should be condemned, this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than substantially the whole of the Building or the Premises is thus taken or sold, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by written notice to Landlord given within ninety (90) days after the date Tenant is informed of such taking if twenty percent (20.00%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the date of such taking, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If, upon any such condemnation of less than substantially the whole of the Building or the Premises, this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of the Rent as shall properly be allocable to the portion of the Premises which was so condemned, and Landlord shall, at Landlord's sole expense, restore and reconstruct the remainder of the Building and the Premises to substantially their former condition to the extent that the same, in Landlord's reasonable judgment, may be feasible, but such work shall not exceed the scope of the work done in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Building or the Premises. Subject to the rights of any mortgagee under a mortgage or deed of trust covering the Building, Landlord shall be entitled to and shall receive the total amount of any award made with respect to condemnation of the Premises or Building, regardless of whether the award is based on a single award or a separate award as between the respective parties, and to the extent that any such award or awards shall be made to Tenant or to any person claiming through or under Tenant, Tenant hereby irrevocably assigns to Landlord all of its rights, title and interest in and to any such awards. No portion of any such award or awards shall be allocated to or paid to Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair market rental for the Premises, nor for Tenant's unamortized costs of leasehold improvements. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation (including, without limitation, Sections 1265.120 and 1265.130 of the California Code of Civil Procedure), to terminate or petition to terminate this

Lease upon partial condemnation of the Premises or Building, and the parties hereto specifically agree that this Lease shall not automatically terminate upon condemnation.

Landlord may, without any obligation or liability to Tenant and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor the Premises or portion thereof sought by the condemnor, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without first requiring any trial or hearing thereof (and Landlord is expressly empowered to stipulate to judgment therein), free from this Lease and the rights of Tenant hereunder.

If all or any portion of the Premises is condemned or otherwise taken for a period (i) of less than one hundred twenty (120) days, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms and covenants of this Lease; provided, however, Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered unusable as a result of such condemnation or other taking, or (ii) of one hundred twenty
(120) days or more, Tenant shall have the right to terminate this Lease by providing written notice of such election within thirty (30) days of the date Tenant is informed of such condemnation. in which case Rent shall be abated as of the date of such condemnation.

The words "condemnation" or "condemned" as used herein shall mean the taking for any public or quasi-public use under any governmental law, ordinance, or regulation, or the exercise of, or the intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Landlord to any such person, entity, body agency or authority, either under threat of condemnation expressed in writing or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

TENANT'S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

The abandonment or vacation of the Premises by Tenant (failure to occupy and operate the Premises for thirty (30) consecutive days shall be deemed an abandonment).

The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of five (5) business days following Tenant's receipt of written notice from Landlord that such payment is due.

Tenant's failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than sixty (60) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said sixty (60) day period and thereafter diligently prosecutes such cure to completion.

The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligation under this Lease.

Without the prior written consent of Landlord, which shall not be unreasonably withheld, selling, leasing, assigning, encumbering, hypothecating, transferring, or otherwise disposing of all or substantially all of the Tenant's assets.

REMEDIES FOR TENANT'S DEFAULT:  In the event of Tenant's default, Landlord may:

Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided, plus the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided, plus any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease), plus such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in Subsections (1) and (2) above, the "worth at the time of the award" shall be computed by allowing interest at the lesser of ten percent (10.00%) per annum, or the maximum rate permitted by law per annum. As used in Subsection (3) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1.00%).

Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

Cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of ten percent (10.00%) per annum, or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.

The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors' rights generally.

SURRENDER OF PREMISES: On expiration of this Lease or within five (5) days after the earlier termination of the Term, Tenant shall surrender to Landlord the Premises in good condition (except for ordinary wear and tear, repair and maintenance which is the obligation of Landlord, and destruction to the Premises covered by Section 24). Tenant shall remove all its personal property within the above-stated time. Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property within the time periods stated in this paragraph.

DEFAULT BY LANDLORD:

Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligations within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30)-day period and thereafter diligently prosecute the same to completion. In no event shall Landlord be liable to Tenant for loss of profits, business interruption, or consequential damages if Landlord performs its obligations within the time periods specified in this paragraph.

Tenant agrees to give any mortgagee and/or trust deed holders, by registered mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default.

PARKING: Tenant shall have the right to park in the Building's parking facilities in common with other tenants of the Building upon terms and conditions as may from time to time be established by Landlord. Landlord shall have the right, in addition to pursuing any other legal remedy available, to tow any vehicle belonging to Tenant or Tenant's employees which is not in compliance with the regulations for the parking facility then in effect if a violation continues after the first notice of such violation, at the reasonable expense of Tenant; nothing in this Lease, however, shall require Landlord to tow parked cars or take other actions to free occupied unreserved spaces for Tenant's use. Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to injury or damage to the vehicles of Tenant or Tenant's customers or employees that park in the parking areas of the Project, except for such loss or damage as may be caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors and subcontractors.

ESTOPPEL CERTIFICATE: Tenant shall at any time and from time to time upon not less than ten (10) business days' prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Rental and other charges are paid in advance, if any; (b) certifying that the Premises have been accepted by Tenant; (c) confirming the Commencement Date and the expiration date of the Lease; and (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

SALE OF PREMISES: In the event of any sale of the Project, Landlord shall be and hereby is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, provided such successor assumes in writing the obligations of Landlord hereunder and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of

Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord will transfer the security deposit and prepaid rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

SUBORDINATION, ATTORNMENT:

This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be.

Landlord agrees that Tenant's obligations to subordinate under this Section to any future or existing ground lease, mortgage, or deed of trust shall be conditioned upon Tenant's receipt of a nondisturbance agreement ("Nondisturbance Agreement") from the party requiring such subordination (which party is referred to for the purposes of this Section as the "Superior Lienor"). Such nondisturbance agreement shall provide, at a minimum, that Tenant's possession of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in default beyond any applicable cure periods. Landlord's obligation with respect to such a nondisturbance agreement shall be limited to obtaining the nondisturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that nondisturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a nondisturbance agreement.

AUTHORITY OF PARTIES:

Tenant's Authority: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

Landlord's Authority: If Landlord is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Landlord is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

BROKER: Landlord and Tenant each warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease, and it knows of no other real estate broker or agent who is entitled to a commission in connection with the Lease. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made by any broker (other than the Broker stated in the Basic Lease Information) or individuals for commissions or fees resulting from the actions of the indemnifying party in connection with the Lease.

HOLDING OVER: Upon termination of the Lease or expiration of the Term hereof, if Tenant retains possession of the Premises, Tenant's possession shall be deemed a month-to-month tenancy upon all of the terms and conditions contained in this Lease, except the base rent portion of the Rent which shall be increased to one hundred percent (100.00%) of the amount of the Base Rent at the expiration or earlier termination of the Lease, as the case may be. Rent, as adjusted pursuant to this Section, shall be payable in advance on or before the first day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days' advance written notice of the date of termination.

RULES AND REGULATIONS: Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate and provide written copies thereof to Tenant. Landlord reserves the right from time to time to make all reasonable nondiscriminatory modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy to them to Tenant (a copy of the present Rules and Regulations is attached hereto as Exhibit B). Landlord shall use its reasonable efforts to enforce compliance with such rules, but shall not be responsible to Tenant for the nonperformance of any of said rules by other tenants or occupants.

CONTEMPLATED EXPANSION: In the event that Tenant, following the Lease Date, determines to lease the remaining space within the Building, resulting in the Tenant leasing one hundred percent (100.00%) of the Rentable Area and Usable Area of the Building, Tenant shall thereafter, for the remaining Term of the Lease, (i) be responsible for the one hundred percent (100.00%) of all Operating Expenses, Taxes and Utilities, (ii) assume all maintenance, repair and replacement obligations of Landlord for the Project Common Areas and the Building, to the extent set forth in the Lease, excepting latent defects within the Building, the structural portions of the roof, the structural walls and foundation of the Building, which shall remain the responsibility of Landlord, and (iii) be responsible for procuring and maintaining all Utilities and services provided by Landlord to Tenant the expenses for which are within the definition of Operating Expenses. In such event, Landlord and Tenant shall enter into a written amendment to this Lease which addresses the matters set forth above, and any other matter deemed appropriate by the parties, with the intention to convert Tenant's leasehold interest in the Premises to a standard "Single-Tenant, Net, Net, Net" leasing relationship. In the event that Tenant elects to lease one hundred percent (100.00%) of the Rentable Area and Useable Area of the Building as set forth in this Section, provided that Landlord and Tenant agree upon reasonable terms and conditions, Landlord would be willing to act as the manager of the Building, on behalf of Tenant, for a management fee of three and one-half percent (3.50%) of Rent, as may be modified pursuant to this Section.

NOTICES: All notices and demands required to be sent to the Landlord or Tenant under the terms of this Lease shall be personally delivered or sent by certified mail, postage prepaid or by overnight courier (i.e. Federal Express), to the addresses indicated in the Basic Lease Information, or to such other addresses as the parties may from time to time designate by notice pursuant to this paragraph. Notices shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice (ii) if mailed, two (2) days following the date of posting by the U.S. Postal Service, and (iii) if by overnight courier, on the business day following the deposit of such notice with such courier.

FIRST RIGHT OF REFUSAL: At any time during the term of this Lease, provided that Tenant is not in default hereunder, if Landlord receives an offer for the purchase of the Building which Landlord is willing to accept, Landlord shall provide Tenant with written notice of such offer and Tenant, for a period of five (5) days following receipt of such notice, shall have the right to purchase the Building upon the exact terms and conditions set forth in such notice by providing Landlord with written notice of such election. The failure of Tenant to provide such notice to Landlord within such time period shall be deemed Tenant's waiver of the provisions of this Section. If Landlord materially changes the terms set forth in such notice to Tenant (which is a decrease of more than ten percent (10.00%) of the purchase price), such revised offer shall be subject to Tenant's rights pursuant to this Section. The provisions of this Section shall only be applicable to the named "Landlord" herein and shall not apply to any other successor or assign of Landlord.

OPTION TO PURCHASE: In addition to all other rights that Tenant has under this Lease to use and occupy the Premises during the Term, Landlord grants Tenant an option ("Option") to purchase the Building and Real Property on the following terms and conditions:

Option Date: This Option may only be exercised during the thirteenth (13th), fourteenth (14th) and fifteenth (15th) month following the Commencement Date ("Option Date"). If Tenant does not exercise the Option on the Option Date, Landlord shall be released from all obligations under this Option, and all of Tenant's rights under this Option, legal or equitable, shall cease.

Transferability of Option: This Option may be assigned only with the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. The Option granted under this Lease is personal to Tenant and any Tenant Affiliate and may not be separated from or transferred independently from the Lease.

Exercise of Option: The Option shall be exercised by mailing or delivering a written notice ("Exercise Notice") to Landlord prior to the expiration of the Option Date. It is a condition to the effectiveness of Tenant's exercise of the Option that Tenant not then be in default under the Lease beyond any applicable cure period. If Tenant is in default under this Lease beyond any applicable cure period at the time Tenant gives the Exercise Notice, the Exercise Notice shall be void. Simultaneously with Tenant's delivery of the Exercise Notice, Tenant shall execute and deliver to Landlord, the Agreement of Purchase and Sale ("Purchase Agreement") which shall be in the form of Exhibit C. Within ten (10) days following Landlord's receipt of the Purchase Agreement, provided that the Option is effective pursuant to this Section, Landlord shall execute the Purchase Agreement and return an original thereof to Tenant, and such document shall control the purchase and sale transaction regarding the Building and Real Property. The Purchase Agreement shall not be effective for any purpose unless Tenant timely and effectively exercises the Option. To the extent of any inconsistencies between the provisions of the Purchase Agreement and the Option, the provisions of the Option shall prevail.

Notices: The Exercise Notice shall be delivered to Landlord in accordance with the notice requirements set forth in this Lease.

Effect of Exercise: In the event that Buyer elects to exercise the Option and thereafter does not acquire fee title to the Project for any reason, this Lease shall remain effective and in full force.

RIGHT OF FIRST NEGOTIATIONS: At any time during the term of this Lease, provided that Tenant is not in default hereunder, Landlord agrees to give to Tenant a right of first negotiation to purchase the Building on the terms set forth in this Section. Before marketing the Building for sale, Landlord must provide Tenant with a notice ("Sale Notice") of Landlord's intent to sell the Building. During the forty (40)-day period following Tenant's receipt of the Sale Notice, Tenant shall have a first right to negotiate with Landlord for the purchase of the Building. The Sale Notice shall include all material terms and conditions on which Landlord is prepared to sell the Building to Tenant. Landlord and Tenant shall negotiate all material terms and conditions in good faith during such forty (40) day period. If Landlord and Tenant have not reached agreement on all material terms and conditions applicable to the sale of the Building during the aforesaid forty (40) day period, then Landlord shall be free to sell the Building to any other party for a period of six (6) months following Tenant's receipt of the Sale Notice; provided, however, that, in the event that Landlord materially alters the terms and conditions last offered to Tenant during such forty (40)-day period, then Landlord shall reoffer the Building to Tenant on such amended terms and conditions. (Without limiting the foregoing, a decrease of more than five percent (5.00%) in the net sale proceeds to be received by Landlord shall be deemed a material alteration of terms and conditions.) In the case of any such reoffer of the Building as aforesaid, Tenant shall accept or reject such reoffered terms within twenty (20) days of Tenant's receipt of such reoffer (which shall include the same detail as referred to in this Section above). The right of first negotiation under this Section shall not apply to (i) any sale, lease, exchange or other transfer to any controlled affiliate of Landlord, including any constituent partner of Landlord or any entity owned, controlled by or under common control or ownership with Landlord or any constituent partner thereof, or (ii) any transfer by Landlord solely for estate planning or asset protection purposes. The provisions of this Section shall only be applicable to the named "Landlord" herein and shall not apply to any other successor or assign Landlord.

MISCELLANEOUS:

Exhibits: Exhibits affixed to this Lease are a part hereof.

Joint Obligation: If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

Marginal Headings: The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

Quiet Possession: Upon Tenant paying the Rent reserved hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

Prior Agreements: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

Inability to Perform: This Lease and Landlord's and Tenant's obligations hereunder (excepting Tenant's payment of Rent) shall not be affected or impaired if the performance of an obligation is prevented due to a Force Majeure Event. Landlord or Tenant, as the case may be, shall provide the other party with written notice of the occurrence of such Force Majeure Event and a description of the performance of the obligations delayed thereby, which Force Majeure Event may be objected to by such other party within five (5) days following its receipt of such notice. If objection is made to such Force Majeure Event, and such objection is not resolved within ten (10) days thereafter, the disputed matter shall be submitted to Arbitration for determination.

Jury Trial: The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.

Landlord's Personal Liability: The liability of Landlord (which, for purposes of this paragraph, shall include the owner of the Building if other than Landlord, affiliates, officers, employees, partners or principals) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building. Except as provided in this Section, neither Landlord nor any partner, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord shall have any personal liability whatsoever with respect thereto.

(j) Severability: Any provisions of this Lease which shall prove to be invalid, void, and illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

Choice of Law: This Lease shall be governed by the laws of the State in which the Premises are located.

Signs: Tenant shall not place any sign upon the Premises without Landlord's prior written consent. Any sign that Tenant has the right to place, construct, and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant's ability to obtain such approval.

Project Name: Tenant may use the name of the Project in which the Premises are located in all Tenant's advertising in connection with Tenant's business at the Premises and for no other purpose, except with Landlord's consent. Tenant shall not have or acquire any property right or interest in the name of the Project. Landlord reserves the right to change the name, title, or address of the Project or the address of the Premises at any time, and Tenant waives all claims for damages caused by such change.

Late Charges: Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing charges, accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any delinquent installment of Rent or other sums due from Tenant is not received by Landlord within ten (10) days after the same are due, Tenant shall pay to Landlord an additional sum equal to one percent (1.00%) of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge [nrv1] shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

               LANDLORD:                           TENANT:

               ________________                    ________________ (Initials)

Interest: Notwithstanding any other provisions of this Lease, any installment of Rent or other amounts due under this Lease not paid to Landlord when due shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate per annum which is the lesser of the "prime" or "reference" rate of interest announced or internally posted by the Bank of America, N.T. & S.A., plus two (2) percentage points, but not to exceed the highest rate permitted under applicable law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.

Attorneys' Fees: In the event any legal action is brought to enforce or interpret the provisions of this Lease, the prevailing party therein shall be entitled to recover all costs and expenses including reasonable attorneys' fees. In addition, if either party becomes a party to any litigation concerning this Lease, the Premises, or the Building or other improvements, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

Modification: This Lease contains the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations or modifications concerning this Lease shall be of no force or effect, excepting a subsequent modification in writing signed by the party to be charged.

Execution: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

Successors and Assigns: Subject to the provisions of this Lease, this Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

Waiver of California Code Sections: Notwithstanding any other provision of this Lease and in addition to any waivers which may be contained in this Lease, Tenant waives the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises; Civil Code Sections 1932(1), 1941 and 1942 with respect to Landlord's repair duties and Tenant's right of repair; and Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises for public or quasi-public use by statute, by right of eminent domain, or by purchase in lieu of eminent domain; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Section 473, 1174(c) and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the premises for any reason. This waiver applies to future statutes enacted in addition or in substitution to the statute specified herein, and this waiver shall apply even though Tenant may be the subject of a voluntary or involuntary petition in bankruptcy.

Government Energy or Utility Controls: In the event of imposition of federal, state or local governmental controls, regulations or restrictions on the use or consumption of energy or other utilities during the term, both Landlord and Tenant shall be bound thereby.

Accord and Satisfaction; Allocation of Payments: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant which is then due or delinquent.

Changes Requested by Lender: Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the Base Rent or other basic business terms of this Lease or otherwise diminish any right or increase any obligations of the party from whom consent to such change or amendment is requested.

Furnishing Financial Statements: In order to induce Landlord to enter into this Lease, prior to the Commencement Date, Tenant agrees that it shall promptly furnish Landlord and Landlord's lender, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord and Landlord's lender in connection with the Lease are true, correct and complete in all material respects.

Objection to Statements: Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of ninety (90) days after receipt thereof shall constitute Tenant's acquiesce with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

Recording: No memorandum or short form of this Lease shall be recorded.

Execution of Lease, No Options: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise created any interest of Tenant in the Premises or any other Premises within the Building. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

IN WITNESS WHEREOF, this Lease is executed on the date and year first above written.


LANDLORD:                                TENANT:

DOVE INVESTMENTS, INC.,                  MOUNTAIN PEOPLE'S WAREHOUSE,
a California corporation                 a California corporation

By:                                      By:


Its:                                     Its:

Date:                                    Date:

EXHIBIT A

Description of Premises

EXHIBIT B

Rules and Regulations

Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the demised Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.

Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours as Landlord may deem to be advisable for the protection of the property. All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit to the Building while it is so locked Tenant or any of Tenant's employees, or any other person, without a pass previously arranged, or other satisfactory identification showing his right of access to the Building at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or identification, or from the admission of any unauthorized person to the Building.

Landlord reserves the right to exclude or expel from the Building or in regard to any such pass or identification, or from the admission of any unauthorized person to the Building, or any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building or in violation of any law, order, ordinance, or governmental regulation.

The entries, corridors, stairways and elevators shall not be obstructed by any tenant, or used for any other purpose than ingress or egress to and from its respective offices. Tenant shall not bring into or keep within the Building any animal or vehicle.

Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the demised Premises only in the designated the service entrances and corridors, but special arrangements will be made for moving large quantities or heavy items of equipment and supplies into or out of the Building.

All entrance doors in the demised Premises shall be left locked when the demised Premises are not in use.

Tenant shall not attach or permit to be attached additional locks or similar devices to any door, transom or window of the demised Premises; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant).

Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than the business address of the Tenant.

The drinking fountains, lavatories, water closets and urinals shall not be used for any purpose other than those for which they were installed.

No awnings or other projections over or around the windows or entrances of the demised Premises shall be installed by any tenant. Tenant shall not change the draperies or the color of induction unit enclosures in any manner which will alter the Building's appearance from the outside of the Building.

Rooms or other areas used in common by tenants shall be subject to such regulations.

Landlord is not responsible to any tenant for the nonobservance or violation of the Rules and Regulations by any other tenant.

Landlord reserves the right by written notice to Tenant, to rescind, alter to waive any rule or regulation at any time prescribed for the Building when, in Landlord's reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

The Tenant shall not exhibit, sell or offer for sale on the demised Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the demised Premises by the Tenant without the advance consent of the Landlord.

The Tenant shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord's consent.

The Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building's air conditioning system. If Tenant shall so use the demised Premises that noxious or objectionable fumes, vapors and odors exist beyond the extent to which they are discharged or eliminated by means of the flues and other devices contemplated by the various plans, specifications and leases, then Tenant shall provide proper ventilating equipment for the discharge of such excess fumes, vapors and odors so that they shall not enter into the air conditioning system or be discharged into other vents or flues of the Building or annoy any of the tenants of the Building or adjacent properties. The design, location and installation of such equipment shall be subject to Landlord's approval.

All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as the Landlord shall designate. In its use of the loading areas in the basement, the Tenant shall not obstruct or permit the obstruction of said loading area and at no time shall park or allow its officers, agents or employees to park vehicles therein except for loading or unloading.

There shall not be used or kept anywhere in the Building by any tenant or persons or firms visiting or transacting business with a tenant any hand trucks, except those equipped with rubber tires and side guards, or other vehicles of any kind.

The Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Landlord.

No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the demised Premises without the prior written consent of the Landlord.

No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the demised Premises or of the Building, without the prior written consent of Landlord. In the event of any violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.

The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

Tenant shall not mark, paint, drill into or in any way deface any part of the demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

No animal or bird of any kind shall be brought into or kept in or about the demised Premises or the Building.

Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the demised Premises any inflammable, combustible or explosive fluid, chemical or substance.

No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

Landlord shall have the right to prohibit any advertising referring to the Building which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a first-class building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

Tenant's contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord).

If the demised Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the demised Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the demised Premises.

Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the demised Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

                                    EXHIBIT C

Agreement of Purchase and Sale

This Agreement of Purchase and Sale ("Agreement"), dated for reference purposes only ___________, 19___, is entered into by and between DOVE INVESTMENTS, INC., a California corporation, ("Seller"), and MOUNTAIN PEOPLE'S WAREHOUSE, INC., a California corporation ("Buyer").

Recitals

Seller is the owner of certain real property ("Real Property"), located in Auburn ("City"), Placer County ("County"), California ("State"), also known as Assessor's Parcel Number ___________________.

The Real Property has constructed thereon a certain building, containing approximately one hundred thousand (100,000) gross square feet, ("Improvements"). The Real Property and Improvements are collectively referred to as the "Project," which is commonly known as ___________________, Auburn, California.

The Real Property, Improvements, Personal Property (as hereinafter defined), and Seller's interest in the Leases and Service Contracts (each of which are hereinafter defined) are hereinafter collectively referred to as the "Property."

Buyer, as tenant, and Seller, as Landlord, prior to the Effective Date, have entered into a certain Net Lease Agreement ("Lease") dated December __, 1996, pursuant to which Buyer and Seller have entered into this Agreement.

Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property pursuant to the provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

Agreement

Purchase and Sale. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Property on the terms and subject to the conditions set forth in this Agreement. For the purposes of this Agreement, the date which the last party executes this Agreement and delivers it to the other party shall hereinafter be referred to as the "Effective Date."

Purchase Price. The purchase price ("Purchase Price") for the Property shall be Forty-Eight and 50/100ths Dollars ($48.50) multiplied by the gross square footage of the Improvements (which is approximately one hundred thousand (100,000) square feet).

Payment of Purchase Price. The Purchase Price for the Property shall be payable by Buyer as follows:

Initial Deposit. On or before the fifth (5th) day following the Effective Date, Buyer shall deposit with Stewart Title of Sacramento ("Escrow Holder") the amount of Twenty-Five Thousand and No/100ths Dollars ($25,000.00) ("Initial Deposit"). The Initial Deposit shall be invested by Escrow Holder with a financial institution acceptable to Seller in a federally insured interest-bearing demand account, and the Initial Deposit, and all interest accrued thereon, shall be credited to the Purchase Price upon the Close of Escrow.

Final Deposit. On or before the expiration of the Contingency Period (as hereinafter defined), unless this Agreement has been previously terminated by Buyer pursuant to its rights set forth in this Agreement, Buyer shall deposit with Escrow Holder the amount of One Hundred Thousand and No/100ths Dollars ($100,000.00) ("Final Deposit"). Upon Buyer's delivery of the Final Deposit to Escrow Holder, (i) the Final Deposit shall be invested by Escrow Holder in the interest-bearing account as is required for the Initial Deposit in Section 3(a) above, (ii) the Initial Deposit and the Final Deposit (collectively, "Deposit"), totalling One Hundred Twenty Five Thousand and No/100ths Dollars ($125,000.00), and all interest accrued thereon, shall be credited to the Purchase Price at Close of Escrow, and (iii) the Deposit shall become nonrefundable, become the sole and absolute property of Seller, except as otherwise provided herein.

Cash at Close of Escrow. On or before the Close of Escrow, Buyer shall deposit with Escrow Holder the remaining portion of the Purchase Price, in immediately available funds, which shall be paid to Seller at Close of Escrow.

Escrow.

Opening of Escrow. Within two (2) days following the Effective Date, Buyer shall open an escrow ("Escrow") with Escrow Holder. Buyer and Seller agree to execute and deliver to Escrow Holder, in a timely manner, all escrow instructions necessary to consummate the transaction contemplated by this Agreement. Any such instructions shall not conflict with, amend or supersede any portion of this Agreement. If there is any inconsistency between such instructions and this Agreement, this Agreement shall control.

Close of Escrow. For purposes of this Agreement, "Close of Escrow" shall be defined as the date that the Grant Deed (as hereinafter defined) is recorded in the Official Records of the County. The Close of Escrow shall occur ten (10) days following the expiration of the Contingency Period ("Outside Date"), unless extended by the mutual written consent of the parties.

Conditions of Title. It shall be a condition to the Close of Escrow that title to the Project be conveyed to Buyer by Seller by a Grant Deed, which shall be in the form customarily used by Escrow Holder in the County ("Grant Deed"), subject only to (a) a lien to secure payment of real estate taxes, not yet due and payable; (b) the lien of supplemental taxes, not yet due and payable; (c) exceptions which are approved and/or accepted by Buyer in writing in accordance with this Agreement; and (d) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property (collectively, "Approved Conditions of Title").

Conditions to Close of Escrow.

Conditions to Buyer's Obligations. The Close of Escrow and Buyer's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (or Buyer's written waiver thereof) which are for Buyer's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

Title. Buyer shall have the right to approve any and all matters of and exceptions to title of the Project, including the legal description, as disclosed by the following documents and instruments (collectively, "Title Documents"): (A) a Preliminary Report ("Preliminary Report") issued by Escrow Holder with respect to the Project and all matters referenced therein; and (B) legible copies of all documents, whether recorded or unrecorded, referred to in such Preliminary Report. Buyer shall cause Escrow Holder to deliver the Title Documents to Buyer and Seller within ten (10) calendar days following the Effective Date. Buyer shall have ten (10) calendar days following its receipt of the Title Documents to give Seller and Escrow Holder written notice ("Buyer's Title Notice") of Buyer's approval or disapproval, which shall be made in Buyer's sole and absolute discretion, of the legal description and every item or exception disclosed by the Title Documents. The failure of Buyer to give Buyer's Title Notice to Seller within the specified time period shall be deemed Buyer's disapproval of title to the Project, in which case the Agreement shall be canceled pursuant to the provisions of this Section. In the event that Buyer's Title Notice disapproves of any matter of title shown in the Title Documents, Seller shall, within seven (7) calendar days after Buyer's Title Notice is received by Seller, give Buyer written notice ("Seller's Title Notice") of those disapproved title matters, if any, which Seller is unable or unwilling to have eliminated from title to the Project by Close of Escrow. In the event that Seller is unable to remove all of the title matters objected to by Buyer in Buyer's Title Notice, Buyer shall have three (3) calendar days from receipt of Seller's Title Notice to notify Seller in writing that either (1) Buyer is willing to purchase the Project subject to such disapproved exceptions, or (2) Buyer elects to cancel this transaction. Failure of Buyer to take either one of the actions described in Subsection (1) or (2) above shall be deemed to be Buyer's election to take the action described in Subsection (1) above. In the event this Agreement is canceled or deemed canceled pursuant to this Section, except as otherwise provided herein, the parties shall have no further obligations under this Agreement, and all monies delivered to Escrow Holder by Buyer shall immediately be returned to Buyer.

Inspections and Studies. For a period of thirty (30) days following the Effective Date ("Contingency Period"), Buyer shall have the right to review and approve the (A) Documents and Materials (as hereinafter defined), and (B) conduct any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies, soils, seismic and geologic reports and environmental testing) with respect to the Property as Buyer may elect to make or maintain. Prior to the expiration of the Contingency Period, Buyer shall deliver to Seller and Escrow Holder written notice of its approval or disapproval, which shall be made in Buyer's sole and absolute discretion, of the Property and the Documents and Materials. The failure of Buyer to deliver such notice prior to the expiration of the Contingency Period shall be deemed to constitute Buyer's disapproval of such matters, in which case the Agreement shall be canceled pursuant to the provisions of this Section. The cost of any such inspections, tests and/or studies shall be borne by Buyer. Between the Effective Date and the Close of Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Project at reasonable times during ordinary business hours to make any and all inspections and tests as may be necessary or desirable in Buyer's sole judgment and discretion. Buyer shall use its good faith efforts not to interfere with the use of the Improvements by the Tenants (as hereinafter defined). Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller) and hold Seller, its agents, employees, trustee, directors and officers, and the Property harmless from any and all damage arising out of or in connection with such entry and/or activities upon the Project by Buyer, its agents, employees or contractors. In the event Buyer disapproves or is deemed to have disapproved of the condition of the Property and/or the Documents and Materials prior to the expiration of the Contingency Period, except as otherwise provided herein, the parties shall have no further obligations under this Agreement, all monies delivered to Escrow Holder by Buyer shall be immediately returned to Buyer, and Buyer shall deliver to Seller copies of any and all reports, studies, inspections, or other materials Buyer caused to be prepared pursuant to its inspection right set forth in this Section.

Tenant Estoppel Certificate. On or before the Close of Escrow, Buyer shall have received from Seller estoppel certificates ("Tenant Estoppel Certificates"), duly executed by each of the Tenants, to be dated not more than forty-five (45) days prior to the Close of Escrow. The Tenant Estoppel Certificate shall be in the form of Exhibit A attached hereto. In this regard, Buyer's failure to object to any Tenant Estoppel Certificate within five (5) days following Buyer's receipt thereof shall be deemed (i) Buyer's approval of such document, and (ii) a satisfaction of the condition precedent set forth in this Section 6(a)(iii) as it relates to such Tenant.

Title Insurance. As of the Close of Escrow, Title Company (as hereinafter defined) shall have issued or shall have committed to issue the Title Policy (as hereinafter defined) to Buyer.

Seller's Obligations. As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

Seller's Representations. As of the Close of Escrow, all representations and warranties made by Seller to Buyer in this Agreement shall be true and correct.

Conditions to Seller's Obligations. The Close of Escrow and Seller's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Seller's waiver thereof) which are for Seller's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

Buyer's Obligations. As of the Close of Escrow, Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.

Buyer's Representations. As of the Close of Escrow, all representations and warranties made by Buyer to Seller in this Agreement shall be true and correct as of the Close of Escrow.

Tenant Estoppel Certificates. On or before the Close of Escrow, Buyer shall have received Tenant Estoppel Certificates duly executed by all Tenants.

Outside Date. The Close of Escrow shall occur on or before the Outside Date.

Failure of Condition to Close of Escrow. Except as provided in Section 6(a) or 6(b), in the event any of the conditions set forth in Section 6(a) or 6(b) are not timely satisfied or waived by the appropriate benefitted party, for a reason other than the default of Buyer or Seller, this Agreement shall terminate, and if applicable, the Deposit, and all interest accrued thereon, and all other monies delivered to Escrow Holder by Buyer shall be immediately be returned to Buyer, and, except as otherwise provided herein, the parties shall have no further obligations hereunder.

Deposits by Seller. Unless otherwise provided in this Section, at least one (1) business day prior to the Close of Escrow, Seller shall deposit with Escrow Holder the following documents:

Grant Deed. The Grant Deed, duly executed and acknowledged in recordable form by Seller, conveying fee title to the Project to Buyer subject only to the Approved Conditions of Title.

FIRPTA Certificate. A certification, acceptable to Escrow Holder and duly executed by Seller under penalty of perjury setting forth Seller's address and federal tax identification number in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445, as may be amended, of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

California Franchise Tax Withholding. Evidence satisfactory to Buyer and Escrow Holder that Seller is exempt from the provisions of the withholding requirements of the California Revenue and Taxation Code, as amended, and that neither Buyer nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions.

Bill of Sale. A bill of sale ("Bill of Sale") duly executed and acknowledged by Seller in favor of Buyer, assigning and conveying to Buyer all of Seller's right, title and interest in and to the Personal Property. The Bill of Sale shall be in the form of, and upon the terms contained in, Exhibit B attached hereto.

Assignment of Leases. An Assignment of Leases ("Tenant Lease Assignment") duly executed and acknowledged by Seller in recordable form, assigning to Buyer all of Seller's right, title and interest in and to all of the Leases. The Tenant Lease Assignment shall be in the form of, and upon the terms contained in, Exhibit C attached hereto.

General Assignment. An assignment ("General Assignment"), duly executed by Seller, assigning to Buyer all of Seller's right, title and interest in the Service Contracts. The General Assignment shall be in the form of, and upon the terms contained in, Exhibit D attached hereto.

Tenant Notification Letter. A letter to the Tenants ("Tenant Notification Letter"), duly executed by Seller and dated as of the Close of Escrow, notifying each Tenant that: (1) the Project has been sold to Buyer; (2) all of Seller's right, title and interest in and to the Leases have been assigned to Buyer; and
(3) commencing immediately, all rent and other payments and any notices under the Leases are to be paid and sent to Buyer.

Lease. The original Leases.

Service Agreements. The original Service Agreements.

Keys. Keys to all entrance doors to the Improvements and keys to all Personal Property located on the Project, which keys shall be properly tagged for identification.

Reimbursable Operating Statement. A statement setting forth the operating expenses incurred by Seller for the year in which the Close of Escrow occurs, for which Tenants have not yet been billed but for which Tenants are required to reimburse Seller pursuant to the Leases; provided, however, if such information is not reasonably available at Close of Escrow, Seller may deliver such statement to Buyer as soon as practicable after the Close of Escrow.

Deposits By Buyer. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder (a) the required funds which are to be applied towards the payment of the Purchase Price; (b) a counterpart of the Bill of Sale executed and acknowledged by Buyer; (c) a counterpart of the Tenant Lease Assignment executed and acknowledged by Buyer; and (d) a counterpart of the General Assignment executed and acknowledged by Buyer.

Issuance of Title Insurance. At the Close of Escrow, Escrow Holder's title insurer ("Title Company"), shall issue to Buyer its standard form California Land Title Association ("CLTA") Owner's Policy of Title Insurance showing fee title to the Project vested in Buyer subject only to the Approved Conditions of Title ("Title Policy"). The Title Policy shall be issued with liability in an amount equal to the Purchase Price. Seller shall pay for the expense of the Title Policy. If Buyer elects to have Title Company issue its American Land Title Association ("ALTA") Owner's Policy of Title Insurance, Buyer shall pay for the expense of such ALTA premium increment, any endorsement thereto and any survey costs.

Costs and Expenses. Except as otherwise specified in this Agreement, Seller and Buyer shall equally divide (a) all escrow fees and costs; (b) any document recording charges; and (c) documentary transfer tax charged by the County and any other transfer tax charged by the City. All other costs and expense of escrow and title shall be shared pursuant to the custom in the County. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.

Prorations.

Revenues. Rentals, revenues, and other income, if any, from the Property, and any form operating expenses pass-throughs relating to the Leases, if any, affecting the Property shall be prorated as of 11:59 p.m. on the day following the Close of Escrow. "Rentals" as used herein include fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, and any other sums and charges payable by Tenants under the Leases.

Delinquent Rentals. Rentals are delinquent when payment thereof is due on or prior to the Close of Escrow but has not been made by the Close of Escrow. Delinquent Rentals shall be prorated between Buyer and Seller as of the Close of Escrow but not until they are actually collected by Buyer. Buyer shall use its good faith efforts and due diligence to collect any delinquent Rentals, if any. After the Close of Escrow, without the prior consent of Buyer, which shall not be unreasonably withheld, Seller shall not take any action against a Tenant owing delinquent Rentals. Seller shall be entitled to any Rentals received by Buyer from Tenants after the Close of Escrow to the extent such Rentals relate to amounts owing prior to the Close of Escrow. Buyer agrees that any payments due to Seller as a result of collected delinquent Rentals shall be payable by Buyer to Seller upon receipt thereof, less Buyer's reasonable cost of collection.

Operating Cost Pass-Throughs. Operating cost pass-throughs, or charges payable by Tenants which accrue to the Close of Escrow but which are not then due and payable, shall be prorated as of the Close of Escrow; provided, however, no payment thereof shall be made to Seller unless and until Buyer collects same from the Tenants, which Buyer shall use its good faith efforts an due diligence to collect following the Close of Escrow. When Buyer collects such operating cost pass-throughs, or charges from a Tenant, Buyer shall pay Seller an amount equal to all such operating cost pass-throughs, or charges accruing prior to the Close of Escrow. Payments of such prorated amounts shall be made to Seller upon receipt and shall be accompanied by a report showing such amount was calculated and such supporting documentation as Seller reasonably requests.

Tenant Deposits. Buyer shall be credited and Seller shall be debited with an amount equal to all deposits from Tenants (and any interest accrued thereon for the benefit of a Tenant) being held by Seller under the Leases.

Taxes/Assessments. All nondelinquent real estate taxes on the Project shall be prorated as of 11:59 p.m. on the day following the Close of Escrow based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Close of Escrow, then the current year's taxes shall be deemed to be one hundred two percent (102.00%) of the amount of the previous year's tax bill for the Project. All delinquent taxes and all assessments, if any, on the Project shall be paid at the Close of Escrow from funds accruing to Seller.

Other Expenses. All other expenses for the Property shall be prorated as of 11:59 p.m. on the day following to the Close of Escrow between the parties based upon the latest available information.

Corrections. If any errors or omissions are made regarding adjustments and prorations as set forth herein, the parties shall make the appropriate corrections promptly upon discovery thereof. If any estimates are made at the Close of Escrow regarding adjustments or prorations, the party shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

Review of Documents and Materials. Within five (5) calendar days following the Effective Date, Seller shall deliver to Buyer, all documents and materials (collectively, "Documents and Materials") relating to the Property to the extent in Seller's possession; provided, however, in no event shall Seller be required to disclose any "attorney-client" privileged information or internal appraisals. Seller makes no representation or warranty regarding the truth or accuracy of the Documents and Materials.

Condition and Inspection of Property. Seller makes no representation or warranty regarding the condition of the Property, its past use, or its suitability for Buyer's intended use, and the Property is sold AS-IS, WHERE-IS, WITH ALL FAULTS, AND THERE IS NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE CONDITION OF THE PROPERTY. Buyer is relying solely upon, and as of the expiration of the Contingency Period shall have conducted its own independent inspection, investigation, and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, any and all matters concerning the condition, use and/or sale of the Property.

Liquidated Damage. BUYER RECOGNIZES THAT THE PROPERTY WILL BE REMOVED BY THE SELLER FROM THE MARKET DURING THE EXISTENCE OF THIS AGREEMENT, AND THAT IF THIS AGREEMENT IS NOT CONSUMMATED BECAUSE OF BUYER'S DEFAULT, IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF THE DETRIMENT TO SELLER. THE PARTIES HAVE DETERMINED AND AGREED THAT THE ACTUAL AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER AS A RESULT OF ANY SUCH DEFAULT IS DIFFICULT OR IMPRACTICABLE TO DETERMINE AS OF THE DATE OF THIS AGREEMENT AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF THE AMOUNT OF SUCH DAMAGES. FOR THESE REASONS, THE PARTIES AGREE THAT IF THIS PURCHASE AND SALE IS NOT CONSUMMATED BECAUSE OF BUYER'S DEFAULT, SELLER SHALL BE ENTITLED TO RETAIN OF THE DEPOSIT, AS LIQUIDATED DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. SELLER AGREES THAT THESE LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER MONETARY RELIEF OR OTHER REMEDY, INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, AND SHALL BE SELLER'S SOLE AND EXCLUSIVE RIGHT AND REMEDY. NOTHING CONTAINED HEREIN SHALL IN ANY MANNER LIMIT THE AMOUNT OF DAMAGES OBTAINABLE BY SELLER PURSUANT TO [nrv2]

AN ACTION UNDER ANY HOLD HARMLESS, DEFENSE OR INDEMNIFICATION PROVISION HEREOF.

Seller   _________         Buyer    _________

Condemnation and Destruction.

Eminent Domain or Taking. If, prior to the Close of Escrow, any material portion of the Real Property or Improvements is taken by eminent domain or otherwise, Seller shall immediately notify Buyer of such fact. If such taking is "material," Buyer shall have the option, in its reasonable discretion, to terminate this Agreement upon written notice to Seller given not later than ten
(10) days after receipt of Seller's notice. If this Agreement is terminated pursuant to this Section, the provisions of Section 6(c) shall govern. If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price. For the purpose hereof, "material" shall be deemed to be any diminution in the value of the Property as a result of a taking by eminent domain or otherwise which exceeds Fifty Thousand and No/100ths Dollars ($50,000.00), as determined by Seller using its good faith judgment.

Fire or Casualty. Prior to the Close of Escrow, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section. If, prior to the Close of Escrow, any part of the Improvements are damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof, "material" shall be deemed to be any uninsured damage or destruction to the Project or any insured damage or destruction where the cost of repair or replacement is estimated to be Fifty Thousand Dollars ($50,000.00) or more or shall take more than ninety (90) days to repair, in Seller's good faith judgment; provided, however, in the case of uninsured damage or destruction, Seller may, at Seller's option, elect to repair such damage and destruction and keep this Agreement in full force and effect so long as such repair can be and is completed by Seller prior to the Close of Escrow. If this Agreement is so terminated, the provisions of Section 6(c) shall govern. If Buyer does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction, and the parties shall proceed to the Close of Escrow pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price.

Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic facsimile and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, on the date of posting by the United States Post Office, or (iii) if given by electronic facsimile, when received by the other party.

TO BUYER:                            Mountain People's Warehouse, Inc.
                                     12745 Earhart Avenue
                                     Auburn, California 95602
                                     Telephone: ______________
                                     Facsimile: ______________
                                     Attention: ______________

TO SELLER:                           Dove Investments, Inc.
                                     3620 Fair Oaks Boulevard, Suite 150
                                     Sacramento, California
                                     Telephone: (916) 920-4400
                                     Facsimile: (916) 920-0854
                                     Attention: Benjamin S. Catlin

WITH COPY TO:                        Trainor Robertson
                                     701 University Avenue, Suite 200
                                     Sacramento, California 95825
                                     Telephone: (916) 929-7000
                                     Facsimile: (916) 929-7111
                                     Attention: Jay Heckenlively

TO ESCROW HOLDER:

                                     Telephone:

                                     Facsimile:

                                     Attention:

Notice of change of address shall be given by written notice in the manner described in this Section.

Brokers. The parties acknowledge and agree that there is no real estate broker involved in this transaction.

Exchange. The parties to this Agreement acknowledge that either party may desire to structure the sale and/or the purchase of the Property as an exchange for like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in order to defer recognition of income from the disposition of the Property and other properties. The parties agree to reasonably cooperate with each other to accomplish such exchange(s) and each party hereby agrees that any and all costs associated with said exchange shall be borne solely by the exchanging party and shall in no way be attributable to the nonexchanging party. In no event shall the nonexchanging party be required to take title to the exchanged property(ies) to effectuate the tax deferred exchange contemplated by this Section.

Miscellaneous.

Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid, and shall be enforced to the fullest extent permitted by law.

Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

Survival of Representations. The indemnification, defense and hold harmless obligations, and the representations and warranties made by each party herein shall survive (1) the Close of Escrow and shall not merge into the Grant Deed and the recordation thereof, and (2) the termination and/or cancellation of this Agreement.

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

Professional Fees. If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses and court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. For the purpose of this Agreement, the terms "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The term "attorney" shall have the same meaning as the term "counsel."

Entire Agreement. This Agreement (including all exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, superseded, canceled or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assignees.

Assignment. Buyer may not assign its right, title or interest in this Agreement to any other party without the prior written consent of Seller, which determination may be withheld in Seller's sole and absolute discretion. Any attempted assignment without the prior written consent of Seller shall be void and be deemed a default of Buyer hereunder. Any permitted assignment shall not relieve the assigning party from any liability under this Agreement.

Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a noncurable (but waivable) default under this Agreement by the party so failing to perform.

Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties to create the relationship of principal and agent, a partnership, joint venture or any other association between Buyer and Seller.

Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs, sections, subparagraphs and subsections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference.

Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

Possession of Property. Buyer shall be entitled to the possession of the Property immediately following the Close of Escrow.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

Days of Week. If any date for performance herein falls on a Saturday, Sunday or holiday, as defined in Section 6700 of the California Government Code, the time for such performance shall be extended to 5:00 p.m. on the next business day.

Representation by Counsel. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against either Seller or Buyer based upon authorship of any of the provisions hereof. Seller and Buyer each hereby warrant, represent and certify to the other as follows:
(a) that the contents of this Agreement have been completely and carefully read by the representing party and counsel for the representing party; (b) that the representing party has been separately represented by counsel and the representing party is satisfied with such representation; (c) that the representing party's counsel has advised the representing party of, and the representing party fully understands, the legal consequences of this Agreement; and (d) that no other person (whether a party to this Agreement or not) has made any threats, promises or representations of any kind whatsoever to induce the execution hereof, other than the performance of the terms and provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.


BUYER:                                      SELLER:

MOUNTAIN PEOPLE'S WAREHOUSE,                DOVE INVESTMENTS, INC.,
a California corporation                    a California corporation

By:                                         By:


Its:                                        Its:

Date:                                       Date:

FIRST AMENDMENT TO NET LEASE AGREEMENT
(Auburn, California)

This First Amendment to Net Lease Agreement ("First Amendment"), dated for reference purposes as August 11, 1998, is entered into by and between LOCKSLEY LANE INVESTORS, L.P., a California limited partnership ("Landlord"), and UNITED NATURAL FOODS, INC., a Delaware corporation ("Tenant").

Recitals

      A. On or about December 31, 1996, Landlord's predecessor-in-interest and Tenant's predecessor-in-interest entered into that certain Net Lease Agreement ("Lease") concerning the lease of the "Premises," more particularly described therein. As of the Effective Date (as hereinafter defined) of this First Amendment, the Lease remains effective and in full force and effect.

      B. Landlord and Tenant now desire to amend the terms and conditions of the Lease in accordance with the provisions of this First Amendment.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

Agreement

1. Definitions. Unless otherwise specified herein, all capitalized terms used in this First Amendment are used as defined in the Lease.

2. Effective Date. This First Amendment shall become effective on the date it is executed by both Landlord and Tenant, which date is hereinafter referred to as the "Effective Date."

3. Confirmation. Tenant acknowledges and agrees that Landlord has previously accepted the assignment from Dove Investment, Inc., a California corporation, of its interest in the Lease as the "Landlord".

4. Free Base Rent. Notwithstanding the provisions of Section 7 of the Lease, Landlord agrees that for the first sixty (60) days following the Commencement Date, Tenant shall be entitled to Base Rent-Free possession of the Premises.

5. Term. Landlord and Tenant agree that the "Term," as defined in the Basic Lease Information, shall expire ten (10) years following the Commencement Date.

6. Section 2c of the Lease. Landlord and Tenant agree that the "Anticipated Occupancy Date," set forth in Section 2c of the Lease, is hereby amended from "July 1, 1997" to "February 1, 1999."

7. Premises Section of the Basic Lease Information. Landlord and Tenant hereby agree that the first sentence of the section entitled "Premises" in the Basic Lease Information is deleted in its entirety and replaced with the following:

"The Premises referred to in this Lease are located at 12600 Locksley Lane, Auburn, California ("Building"), and consist of approximately sixty-two thousand eight hundred seventy-five (62,875) rentable square feet as shown in Exhibit A, which is sixty-two and 875/1000ths percent (62.875%) ("Tenant's Proportionate Share") of the rentable square feet of the Building."

8. Base Rent Section of the Basic Lease Information. Landlord and Tenant hereby agree that the Base Rent section entitled "Base Rent" in the Basic Lease Information is hereby deleted in its entirety and replaced with the following:

"Twenty-Three Thousand Five Hundred Seventy-Eight and 13/100ths Dollars ($23,578.13) per month based on sixty-two thousand eight hundred seventy-five (62,875) rentable square feet at $.3750 per square foot per month payable in advance on the first day of each month, subject to adjustment pursuant to
Section 7 of the Lease and until increased as provided in Section 7 of the Lease."

9. Change Orders. Landlord and Tenant acknowledge and agree that they have (i) approved of certain change orders ("Change Orders") to the Approved Final Plans, as defined in Section 2 of the Lease, and (ii) allocated the responsibility for payment of the Change Orders. A summary of the Change Orders and the designation of the party responsible for such expense ("Change Order Summary") is attached hereto as Exhibit A-1.

10. Truck Turn-Around. At all times during the term of this Lease, Landlord shall provide sufficient driveway area adjacent to the Building that shall allow any truck's utilized by Tenant to ingress the driveway areas of the Building, turn around, and back up to the trucking docks for the Premises without having to "blind side in" (as such term is customarily used in the trucking industry). Upon Landlord's finalization of the improvement plans for the driveway/parking areas for the Building, Landlord shall forward a copy thereof to Tenant for review and reasonable approval.

11. Ratification. Except as modified by this First Amendment, the Lease is ratified, affirmed, in full force and effect, there are not existing defaults by the parties thereunder, and incorporated herein by this reference.

      NOW, THEREFORE, the parties have executed this First Amendment as of the date set forth below.

LANDLORD:                                  TENANT:


LOCKSLEY LANE INVESTORS, L.P.,             UNITED NATURAL FOODS, INC.,
a California limited partnership           a Delaware corporation


By: ________________________               By: ________________________


Its: ________________________              Its: ________________________


Date: ________________________             Date: ________________________

SECOND AMENDMENT TO NET LEASE AGREEMENT
(Auburn, California)

This Second Amendment to Net Lease Agreement ("Second Amendment"), dated for reference purposes as June 14, 1999, is entered into by and between LOCKSLEY LANE INVESTORS, L.P., a California limited partnership ("Landlord"), and UNITED NATURAL FOODS, INC., a Delaware corporation ("Tenant").

Recitals

C. On or about December 31, 1996, Landlord's predecessor-in-interest and Tenant's predecessor-in-interest entered into that certain Net Lease Agreement ("Net Lease") concerning the lease of the "Premises," more particularly described therein.

D. On or about August 11, 1998, Landlord and Tenant amended certain terms and conditions of the Net Lease by that certain First Amendment to Net Lease Agreement ("First Amendment"). The Net Lease, as amended by the First Amendment, is hereinafter collectively referred to as, the "Lease." As of the Effective Date (as hereinafter defined) of this Second Amendment, the Lease remains in full force and effect.

E. Pursuant to the First Amendment, Landlord and Tenant agreed that the sum of Eighty-Nine Thousand Twenty and No/100ths dollars ($89,020.00) is the accurate total cost of the Tenant requested Change Orders.

F. Landlord and Tenant now desire to amend the terms and conditions of the Lease in accordance with the provisions of this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties agree as follows:

Agreement

1. Definitions. Unless otherwise specified herein, all capitalized terms used in this Second Amendment are used as defined in the Lease.

2. Effective Date. This Second Amendment shall become effective on the date upon which the last party hereto executes this Second Amendment ("Effective Date").

3. Section 2(c) of the Lease.

(a) Landlord and Tenant hereby agree upon the summary of events contained in this Section 3(a) that have affected the provisions of Section 6(b) of the Net Lease. The Anticipated Occupancy Date was amended to be February 1, 1999 by the First Amendment. The ninetieth (90th) day following February 1, 1999, is May 1, 1999, whereupon Landlord would have incurred the penalties set forth in Section 6(b) of the Net Lease but for the fact that there were delays totaling forty-seven (47) days, which delays arose out of Force Majeure Events. Due to such delays, the revised date upon which Landlord would incur penalties pursuant to Section 6(b) of the Net Lease is currently June 16, 1999.

(b) In consideration of the foregoing Section 3(a), Landlord and Tenant hereby agree and acknowledge that the "Anticipated Occupancy Date," set forth in
Section 2(c) of the Lease, is hereby amended from "February 1, 1999" to "September 7, 1999."

(c) Notwithstanding anything to the contrary contained in this Section 3, the provisions of Section 6(b) of the Net Lease regarding extensions of the Anticipated Occupancy Date as a result of delays caused by the Tenant and/or Force Majeure Events, remain in full force and effect.

4. Construction.

(a) Schedule. Attached hereto as Exhibit A and incorporated herein by this reference, is a schedule for the construction of the Building Improvements ("Construction Schedule"). Landlord anticipates that the Premises will be Ready for Occupancy (i) as of September 7, 1999 with respect to the "warehouse portion" ("Warehouse Portion"), and (ii) as of September 24, 1999 with respect to the "office portion" ("Office Portion") each of which is designated on the site plan attached hereto as Exhibit B and incorporated herein by this reference.

(b) Early Occupancy. Landlord shall notify Tenant of the date upon which it shall be granted early occupancy of the Premises ("Early Occupancy"), which date shall be forty (40) days prior to the Anticipated Occupancy Date ("Early Occupancy Date"). The purpose of the Early Occupancy is to facilitate the installation of the warehouse racks ("Racks") by Tenant's subcontractor, which construction is set forth on the Construction Schedule. The Early Occupancy shall be free of (i) Rent pursuant to Section 7 of the Lease, (ii) Operating Expenses pursuant to Section 15 of the Lease, (iii) cost for Utilities, if any, pursuant to Section 11 of the Lease, and (iv) any costs specified in the Lease as additional Rent, but otherwise subject to all terms and conditions of the Lease. In the event the Racks are not installed and ready for use twenty-five
(25) days following the Early Occupancy Date, each day of delay thereafter that is not caused by Landlord shall be defined as a Force Majeure Event which shall accordingly extend the Anticipated Occupancy Date.

5. Plans Schedule. Attached hereto as Exhibit C and incorporated herein by this reference, is a copy of the schedule for the Approved Final Plans listing all applicable architectural and engineering plans.

6. Freezer. In connection with the freezer required by Tenant to be installed in the Premises ("Freezer"), Landlord and Tenant agree as follows:

(a) Freezer Improvements. In preparation for the installation of the Freezer, certain improvements shall be made to the Building including, without limitation, plumbing improvements, structural reinforcement, and drainage provisions (collectively, "Freezer Improvements"), the costs of which will not exceed those more particularly described in the change order approved by Landlord and Tenant ("Freezer Change Order"), which Freezer Change Order is attached hereto as Exhibit D and incorporated herein by this reference. Landlord shall cause its contractors to install the Freezer Improvements pursuant to the Freezer Change Order.

(b) Cost of Freezer Improvements. All costs identified in Exhibit D shall be paid by Tenant including, without limitation, design fees, engineering fees, cost of materials, contractor fees, and permit costs (collectively, "Freezer Costs"). Landlord shall periodically submit to Tenant, invoices for the Freezer Costs. Tenant shall pay Landlord the amount reflected in such invoices within fifteen (15) business days following its receipt thereof and the failure to timely make such payments shall be deemed a late payment in accordance with the provisions of Section 43(n) of the Net Lease.

(c) Freezer Subcontractor. Landlord and Tenant acknowledge that, upon (i) completion of the Freezer Improvements and (ii) Landlord's receipt of all amounts reflected in the invoices for the Freezer Costs, Tenant's freezer subcontractor ("Subcontractor") will install the Freezer in the Premises. All costs and expenses incurred in connection with the installation of the Freezer by the Subcontractor shall be the sole obligation and responsibility of Tenant.

7. Cost Offset. Section 6(b) of the Net Lease is hereby deleted in its entirety and replaced with the following paragraph:

      "(b) Penalty; Cost Off-Set. Notwithstanding anything to the contrary contained in the Net Lease, Landlord and Tenant acknowledge that as of June 16, 1999, Landlord is obligated to pay Tenant the amount of Five Hundred and No/100ths Dollars ($500.00) ("Penalty") per day for each day beyond June 16, 1999 until a Certificate of Occupancy is issued for the Warehouse Portion; provided, however, such date shall be extended due to delays caused by Tenant or Force Majeure Events. The Penalty shall be paid by Landlord by way of a credit against (a) increased costs for the Change Orders requested by Tenant and such additional Change Orders as may be approved after the Effective Date, and (b) the Freezer Costs. The parties acknowledge such amount as a reasonable estimate of damages as a result of delays and delivery and is the sole remedy as a result thereof. In no event shall the Commencement Date be deemed to have occurred unless and until Certificates of Occupancy for the Premises have been issued."

8. Ratification. Except as modified by this Second Amendment, the Lease is ratified, affirmed, in full force and effect, and incorporated herein by this reference and the parties acknowledge that there are currently no defaults pursuant to the Lease by either party.

9. Counterparts and Facsimiles. The parties hereto may execute this Second Amendment simultaneously, in any number of counterparts, or on facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Second Amendment.

NOW, THEREFORE, the parties have executed this Second Amendment as of the date set forth below.

LANDLORD:                                  TENANT:

LOCKSLEY LANE INVESTORS, L.P.,             UNITED NATURAL FOODS, INC.,
a California limited partnership           a Delaware corporation

By: ________________________               By: ________________________

Its: ________________________              Its: ________________________

Date: ________________________             Date: ________________________

Exhibit A

Construction Schedule

Exhibit B

Site Plan

Exhibit C

Schedule for Approved Final Plans

Exhibit D

Freezer Change Order

                     THIRD AMENDMENT TO NET LEASE AGREEMENT

(Auburn, California)

This Third Amendment to Net Lease Agreement ("Third Amendment"), dated for reference purposes as September 27, 1999, is entered into by and between LOCKSLEY LANE INVESTORS, L.P., a California limited partnership ("Landlord"), and UNITED NATURAL FOODS, INC., a Delaware corporation ("Tenant").

Recitals

G. On or about December 31, 1996, Landlord's predecessor-in-interest and Tenant's predecessor-in-interest entered into that certain Net Lease Agreement ("Original Lease") concerning the lease of the "Premises," within the "Building," both of which are more particularly described therein.

H. On or about August 11, 1998, Landlord and Tenant amended the provisions of the Original Lease pursuant to that certain First Amendment to Net Lease Agreement ("First Amendment"). Thereafter, on or about July 12, 1999, Landlord and Tenant further amended the provisions of the Original Lease pursuant to that certain Second Amendment to Net Lease Agreement ("Second Amendment"). The Original Lease, as amended by the First Amendment and the Second Amendment, is hereinafter referred to as the "Lease."

I. On or about the date that the parties are entering into this Third Amendment, Landlord, as "Seller," and Tenant, as "Buyer," intend to enter into a certain "Agreement of Purchase and Sale" concerning the Project.

J. Landlord and Tenant now desire to amend the terms and conditions of the Lease in accordance with the provisions of this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties agree as follows:

Agreement

1. Definitions. Unless otherwise specified herein, all capitalized terms used in this Third Amendment are used as defined in the Lease.

2. Effective Date. This Third Amendment shall become effective on the date it is executed by both Landlord and Tenant, which date is hereinafter referred to as the "Effective Date."

3. Expansion of Premises. Tenant desires to expand the Premises to include the remaining approximately thirty-seven thousand one hundred twenty five (37,125) usable and rentable square feet of the Building ("Expansion Area"), which area is more particularly described in Exhibit A attached hereto, to the existing Premises, which area currently contains approximately sixty-two thousand eight hundred seventy five (62,875) usable and rentable square feet. The usable and rentable area of the Expansion Area and the Premises total one hundred thousand (100,000) square feet. Landlord hereby leases to Tenant the Expansion Area upon the terms and conditions set forth in this Third Amendment.

4. Expansion Area Commencement Date. The commencement date of the Lease with respect to the Expansion Area ("Expansion Area Commencement Date") shall be sixty (60) days following the date when Landlord's construction of the Expansion Area improvements ("Expansion Area Improvements") described pursuant to the Work Letter Agreement attached hereto as Exhibit B are substantially complete, excepting (i) Punch List Items for the Expansion Area Improvements pursuant to the procedures set forth in Section 4 of the Original Lease, and (ii) such modifications to the shell of the Building as may be required in connection with the Freezer Installation. In no event shall the Expansion Area Commencement Date occur prior to September 1, 1999.

5. Amendment of Lease Provisions. Unless otherwise stated below, upon the Expansion Area Commencement Date, the Lease shall be amended as follows:

(d) Any and all references to "Premises" in the Lease shall be deemed to include the "Expansion Area."

(e) The usable and rentable square footage of the Premises shall be increased to one hundred thousand (100,000) square feet.

(f) The Tenant's Proportionate Share shall be increased to one hundred percent (100.00%).

(g) The initial Base Rent, set forth in the Basic Lease Information, shall be amended to Thirty-Seven Thousand Five Hundred and No/100ths Dollars ($37,500.00) per month and shall be adjusted concurrent with the scheduled adjustments pursuant to Section 7 of the Original Lease with respect to the Premises.

(h) Tenant shall be responsible for all maintenance, repair and replacement obligations of Tenant set forth in the Original Lease and all obligations of Landlord with respect to the Project Common Areas and the Building, excepting latent defects within the Building, the structural portions of the roof, the structural walls and foundation of the Building, which shall remain the responsibility of Landlord.

(i) Tenant shall be responsible for one hundred percent (100.00%) of all Operating Expenses, Taxes and Utilities and shall be responsible for procuring and maintaining all Utilities and services contemplated by the Original Lease to be provided by Landlord to Tenant, the expenses for which are within the definition of Operating Expenses. Notwithstanding the foregoing, upon completion of the Lot Split (as hereinafter defined), in no event shall (i) Tenant incur additional expense as a result of such parcelization, and (ii) Tenant's share of Operating Expenses, Taxes and Utilities, increased above amounts otherwise payable by Tenant as if the Lot Split had not occurred. For clarification purposes, in furtherance of the parties original intent as mentioned in Section 6 of this Third Amendment, notwithstanding the occurrence of the Lot Split or the provisions of the Lease, in no event shall Tenant be responsible for Operating Expenses, Taxes and/or Utilities applicable to the Adjacent Parcel (as defined below) whether created or not pursuant to Section 6.

6. Lot Split. In the event that the transaction described by the Agreement of Purchase and Sale is not closed, and only in such event, in order to effectuate the original intent of the parties and facilitate Landlord's performance concerning certain rights granted by Landlord to Tenant in the Lease, Landlord and Tenant hereby acknowledge and agree that Landlord shall have the right to cause the "Real Property" defined in Section 1(a) of the Original Lease, to become two separate legal parcels in compliance with the California Subdivision Map Act. In the event that Landlord causes such subdivision of the Real Property ("Lot Split"), the terms "Real Property," "Project Common Area," and any other defined term in the Lease shall exclude the Adjacent Property (as hereinafter defined). The Lot Split shall be done in accordance with all applicable laws, statutes and ordinances and Landlord represents and warrants that such action shall be consistent with applicable zoning ordinances. Specifically, Tenant further acknowledges and agrees that, as a material consideration for Landlord agreeing to enter into this Third Amendment, (i) the First Right of Refusal described in Section 40 of the Original Lease, (ii) the Option to Purchase described in Section 41 of the Original Lease, and (iii) the First Right of Negotiation described in Section 42 of the Original Lease shall only apply with respect to that legal parcel upon which the Building is constructed ("Building Parcel") following the Lot Split. In the event that the Lot Split is accomplished, the newly created parcel adjacent to the Building Parcel shall be referred to as the "Adjacent Parcel." As a condition precedent to finalization of the Lot Split, Landlord and Tenant shall reach agreement upon the terms and conditions of certain encumbrances concerning both the Building Parcel and Adjacent Parcel (drafts of which shall be prepared by Landlord and delivered to Tenant for review), which encumbrances include, without limitation, easements for ingress and egress to and from the parcels, reciprocal easements reasonably required to effect emergency and/or necessary repairs, the right to construct additional improvements (on the Adjacent Property) abutting the Building, the right, pursuant to this Section 6 to establish a new lot line within the north wall of the Building, the right to attach to existing electrical and plumbing utilities within the Building (provided such usage shall not increase Tenant's costs pursuant to the Lease), and such other connections with services, the Building, the Building Parcel, the Real Property, and/or utilities as are reasonably necessary to accommodate future development of the Adjacent Property; provided, however, in no event shall Tenant's existing parking rights at the Premises be adversely effected by such documentation (collectively, "Encumbrances").

7. Expansion Area Improvements/Early Occupancy.

(a) Landlord agrees to construct the Expansion Area Improvements pursuant to the terms and conditions of the Work Letter Agreement attached hereto as Exhibit B and incorporated herein by this reference. In addition to the foregoing, Landlord agrees to contribute the "Landlord Allowance" towards Tenant's construction of the "Freezer" (as such terms are defined in the Work Letter Agreement), toward the construction by Tenant of certain improvements in the Expansion Area pursuant to the terms and conditions of the Work Letter Agreement.

(b) Tenant shall be granted early occupancy of the Expansion Area for purposes of implementing the Freezer Installation and Expansion Area Improvements ("Early Occupancy"). The Early Occupancy shall be free of (i) Rent pursuant to Section 7 of the Lease, (ii) Operating Expenses pursuant to Section 15 of the Lease, (iii) cost for utilities, if any, pursuant to Section 11 of the Lease, and (iv) any costs specified in the Lease as additional Rent, but otherwise subject to all terms and conditions of the Lease.

8. Ratification. Except as modified by this Third Amendment, the Lease is ratified, affirmed, in full force and effect, and incorporated herein by this reference.

NOW, THEREFORE, the parties have executed this Third Amendment as of the date set forth below.

LANDLORD:                                    TENANT:

LOCKSLEY LANE INVESTORS, L.P.,               UNITED NATURAL FOODS, INC.,
a California limited partnership             a Delaware corporation


By: _________                                By: _________

Its: _________                               Its: _________

Date: _________                              Date: _________

EXHIBIT A

Expansion Area

                                    EXHIBIT B

Work Letter Agreement

Ladies and Gentlemen:

You (hereinafter called "Tenant") and we (hereinafter called "Landlord") are executing simultaneously with this Work Letter Agreement ("Agreement"), a written Third Amendment to Net Lease Agreement (the "Third Amendment") covering those certain premises more particularly described in Exhibit A to the Third Amendment (the "Expansion Area") in the building located in Auburn, California, and more particularly described in the Lease (as hereinafter defined).

To induce Tenant to enter into the Third Amendment (which is hereby incorporated by reference to the extent that the provisions of this Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. DEFINITIONS. Unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned to them in that certain Net Lease Agreement between Landlord's predecessor-in-interest and Tenant's predecessor-in-interest, dated December 31, 1996, as amended ("Lease").

2. REPRESENTATIVES. Landlord hereby appoints Paul O'Sullivan as Landlord's representative to act for Landlord in all matters covered by this Agreement. Tenant hereby appoints Michael Michel as Tenant's representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement shall be related to Landlord's representative or Tenant's representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other.

3. TENANT WORKING DRAWINGS. The working drawings for the improvements to the Expansion Area (the "Tenant Working Drawings"), describing the Expansion Area Improvements only, as approved by Landlord and Tenant are attached hereto as Exhibit B-1 and incorporated herein by this reference. Tenant's preparation or approval of the Tenant Working Drawings, and any other plans or specifications shall not constitute any representation as to the adequacy, efficiency, performance or desirability of any space plan or improvements.

4. EFFECT OF APPROVAL. Landlord's approval of the Tenant Working Drawings (initial or revised) will constitute acknowledgment that such drawings correctly depict the proper layout and design for any and all improvements to the Premises desired by Tenant. With respect to improvements affecting the shell of the Building, Landlord's approval of the Tenant Working Drawings shall not be unreasonably withheld. Landlord's approval of the Tenant Working Drawings will constitute authorization to Tenant to proceed with and complete construction of the Expansion Area Improvements in the Expansion Area. All of the work called for by the Tenant Working Drawings will be performed by one or more contractors engaged by Tenant. Tenant agrees to submit the Tenant Working Drawings to the appropriate governmental authorities for necessary approvals and building permits. Landlord shall submit to appropriate County authorities for approval, revised shell drawings indicating (i) the relocation of the compressor pad and
(ii) the in-filling of six (6) loading dock doors.

5. CHANGE ORDERS. Tenant may authorize changes in the work during construction of the Expansion Area Improvements only by written instructions to Landlord's representative on a form approved by Landlord. Changes that affect the shell of the Building in any way shall be subject to Landlord's prior written approval, which approval may be withheld for any reason or for no reason at all. Before commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, the change order setting forth the cost of such change, which will include associated architectural, engineering and construction fees, if any, and the cost of such change for Landlord's contractor's overhead. If Tenant fails to approve such change order within three (3) days, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform that change. If Tenant timely approves such change order, Tenant will within ten (10) days of substantial completion of the Tenant Improvements pay to Landlord any amounts payable by Tenant in connection with the change orders provided for in this Paragraph.

6. TENANT'S INSTALLATION OF THE FREEZER. Tenant desires, through its subcontractor, to cause its subcontractors to install a certain freezer and refrigeration related improvements (collectively, "Freezer") into the Expansion Area. The installation of the Freezer with respect to the Expansion Area ("Freezer Installation") shall be pursuant to the provisions of Paragraphs 7, 8, 9, 10 and 11 of this Work Letter Agreement. Tenant acknowledges that the Freezer Installation will require modifications to the shell of the Building and neither such modifications, nor any improvements referenced in this Section 6 shall be within the definition of "Expansion Area Improvements."

(a) The plans and specifications and all design and construction relating to the Freezer Installation shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters.

(b) Tenant shall, at its own cost and expense, obtain all required permits with respect to the Freezer. Tenant's failure to obtain such permits shall not cause a delay in the Expansion Area Commencement Date or the obligation to pay Rent or any other obligations set forth in the Lease.

(c) Tenant's subcontractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord.

(d) Tenant shall use only new, first-class materials in the Freezer Installation. All work in connection with the Freezer Installation shall be done in a good and workmanlike manner.

(e) Tenant and Tenant's subcontractors shall make all efforts and take all steps appropriate to assure that all construction activities undertaken do not unreasonably interfere with the operation of the Building. In any event, Tenant shall comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's subcontractors shall take all precautionary steps to minimize dust, noise and construction traffic.

(f) Landlord shall have the right to order Tenant or its subcontractors if they violate the requirements imposed on Tenant or Tenant's subcontractors in performing work, to cease work and remove their equipment and employees from the Building. No such action by Landlord shall delay the Expansion Area Commencement Date or the obligation to pay Rent or any other obligations therein set forth.

(g) Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Expansion Area shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Freezer Installation and shall be paid for by Tenant at Landlord's standard rates then in effect. Tenant shall apply and pay for all utility meters required. Tenant shall pay for all support services provided by Landlord's contractors at Tenant's request or at Landlord's discretion resulting from breaches or defaults by Tenant under this Work Letter Agreement. All use of freight elevators is subject to scheduling by Landlord and the rules and regulations of the Building. Tenant shall arrange and pay for removal of construction debris. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

(h) Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall use its reasonable efforts to complete the same on or before thirty (30) days after the date Landlord tenders possession of the Expansion Area to Tenant for the Freezer Installation.

(i) Tenant shall furnish to Landlord "as-built" drawings of the Freezer Installation within thirty (30) days after completion of the Freezer Installation.

7. INSURANCE AND INDEMNIFICATION. Tenant's obligation to procure insurance, set forth in Section 21 of the Lease, and Tenant's indemnification, hold harmless and defense obligations, set forth in Section 19 of the Lease, shall apply to all construction activities concerning the Freezer installation done by Tenant, its agents, employees, contractors and/or subcontractors.

8. COST OF FREEZER INSTALLATION. In connection with the Freezer Installation to be performed by Tenant, Landlord shall contribute an amount equal to Twenty Thousand and No/100ths Dollars ($20,000.00) ("Landlord Allowance"). The balance, if any, of the cost in completing the Freezer Installation ("Above-Allowance Work"), including, but not limited, to the cost of overhead, supervision and profit, shall be paid by Tenant. A schedule of the estimated costs to complete the Freezer Installation is attached hereto Exhibit B-2. The Landlord Allowance shall be paid to Tenant upon completion of the Freezer Installation and Tenant's satisfaction of all requirements set forth in this Work Letter Agreement. Tenant shall not be entitled to any payment or credit in the event that the cost of the Freezer Installation is less than the Landlord Allowance.

9. LANDLORD ALLOWANCE; EXCESS AMOUNTS. Upon completion of the Freezer Installation, Tenant shall furnish Landlord with full and final waivers of liens and contractors' affidavits and statements, in such form as may be required by Landlord, Landlord's title insurance company and Landlord's construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Freezer Installation showing that all of said parties have been compensated in full and waiving all liens in connection with the Building and the Expansion Area. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

10. ALTERATIONS. Any alterations or improvements described by Tenant after Landlord's delivery of the Expansion Area shall be subject to the provisions of the Lease.

If the foregoing correctly sets forth our understanding, please sign this Agreement where indicated below.


LANDLORD:                                  TENANT:

LOCKSLEY LANE INVESTORS, L.P.,             UNITED NATURAL FOODS, INC.,
a California limited partnership           a Delaware corporation


By: _________                              By: _________

Its: _________                             Its: _________

Date: _________                            Date: _________


FOURTH AMENDMENT TO NET LEASE AGREEMENT
(Auburn, California)

This Fourth Amendment to Net Lease Agreement ("Fourth Amendment"), dated for reference purposes as December 15, 1999, is entered into by and between LOCKSLEY LANE INVESTORS, L.P., a California limited partnership ("Landlord"), and UNITED NATURAL FOODS, INC., a Delaware corporation ("Tenant").

Recitals

On or about December 31, 1996, Landlord's predecessor-in-interest and Tenant's predecessor-in-interest entered into that certain Net Lease Agreement ("Original Lease") concerning the lease of the "Premises," within the "Building," located at 12600 Earhart Avenue, Auburn, California, both of which are more particularly described in the Original Lease.

On or about August 11, 1998, Landlord and Tenant amended the provisions of the Original Lease pursuant to that certain First Amendment to Net Lease Agreement ("First Amendment"). On or about June 14, 1999, Landlord and Tenant further amended the provisions of the Original Lease pursuant to that certain Second Amendment to Net Lease Agreement ("Second Amendment"). On or about September 27, 1999, Landlord and Tenant further amended the provisions of the Original Lease pursuant to that certain Third Amendment to Net Lease Agreement ("Third Amendment"). The Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereinafter referred to as the "Lease."

Landlord and Tenant now desire to amend the terms and conditions of the Lease in accordance with the provisions of this Fourth Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties agree as follows:

Agreement

Definitions. Unless otherwise specified herein, all capitalized terms used in this Fourth Amendment are used as defined in the Lease.

Effective Date. This Fourth Amendment shall become effective on the date it is executed by both the Landlord and Tenant, which date is hereinafter referred to as the "Effective Date."

Expansion of Premises. Tenant desires to expand the Premises to include all of the approximately two and one-half (2-1/2) acres of real property and related improvements ("Expansion Land") located adjacent to the Premises and more particularly identified as the cross-hatched portion of the parcel shown on the Site Plan attached hereto as Exhibit A and incorporated herein by this reference. Pursuant to the terms and conditions of the Third Amendment, Landlord and Tenant agreed that the parcel of real property upon which the Building is constructed may be subdivided pursuant to the "Lot Split" more particularly set forth in Section 6 of such Third Amendment. In lieu of such Lot Split, Landlord and Tenant now agree that the "Real Property" shall remain one (1) separate legal parcel and Tenant will lease from Landlord all of such "Real Property" together with all improvements constructed thereon. Landlord hereby leases to Tenant the Expansion Land upon the terms and conditions set forth in this Fourth Amendment.

Expansion Land Term. The Commencement Date of the Lease with respect to the Expansion Land ("Expansion Land Commencement Date") shall be December 1, 1999. The expiration date of the Lease with respect to the Expansion Land shall be September 26, 2009, which date is coterminous with the termination of the Lease with respect to the Premises.

Base Rent. The Base Rent with respect to the Expansion Land shall be Six Thousand Four Hundred Sixteen and 67/100ths Dollars ($6,416.67) per month, which amount shall be adjusted concurrent with the scheduled adjustments pursuant to
Section 7 of the Original Lease.

Operating Expenses, Taxes and Utilities. Tenant shall be responsible for one hundred percent (100%) of all Operating Expenses, Taxes and Utilities and shall be responsible for procuring and maintaining all utilities and services contemplated by the Original Lease attributable to the Expansion Land.

Use of Expansion Land. Tenant is permitted to use the Expansion Land only for those purposes specifically allowed under the Lease in connection with its operations on the Premises, which uses shall be subject to the approval of all governmental agencies having jurisdiction over the Expansion Land. All construction upon the Expansion Land shall be at the sole cost and expense of Tenant, together with the cost of obtaining all permits in connection therewith. Landlord agrees to cooperate with Tenant, at no cost to Landlord, in connection with Tenant's obtaining of necessary permits. Tenant shall obtain the written consent of Landlord, which shall not be unreasonably withheld, prior to commencement of any construction of improvements upon the Expansion Land and all such construction shall be performed in accordance with the requirements of
Section 14 of the Original Lease. Subject to the foregoing requirements, Tenant shall have the right to construct improvements, including buildings, upon the Expansion Land which do not adversely affect the Building or its operations.

Section 41 of the Original Lease, Option to Purchase. Landlord and Tenant hereby agree that the "Purchase Price" contemplated pursuant to Exhibit C of the Original Lease is amended to Five Million Five Hundred Fifty Thousand and No/100ths Dollars ($5,550,000.00) (which amount has been increased by the sum of Seven Hundred Thousand and No/100ths Dollars ($700,000.00) to include the purchase and sale of the Expansion Land). As a material part of the consideration for Tenant's agreement to enter into this Fourth Amendment, Landlord has agreed to reduce such Purchase Price by Twenty-Five Thousand and No/100ths Dollars ($25,000.00), for a total Purchase Price of Five Million Five Hundred Twenty-Five Thousand and No/100ths Dollars ($5,525,000.00). The Purchase Price set forth in this Section 8, shall be inclusive of the Premises and the Expansion Land, collectively. Nothing contained herein shall in any manner amend the "Option Date" set forth in Section 41 of the Original Lease. In no event shall Tenant have the right to exercise the "Option" with respect to any lesser portion of the Real Property other than the entire legal parcel containing the Premises and the Expansion Land.

Purchase Agreement. Landlord and Tenant hereby acknowledge and agree that the "Purchase Agreement" referenced in Section 41 and attached as Exhibit C, to the Original Lease, is deleted in its entirety and replaced with the Purchase Agreement attached hereto as Exhibit B and incorporated herein by this reference.

Ratification. Except as modified by this Fourth Amendment, the Lease is ratified, affirmed, in full force and effect, and incorporated herein by this reference.

NOW THEREFORE, the parties have executed this Fourth Amendment as of the date set forth below.

LANDLORD:                                   TENANT:


LOCKSLEY LANE INVESTORS, L.P.,              UNITED NATURAL FOODS, INC.,
a California limited partnership            a Delaware corporation


By: _____________________________          By: ____________________________

Its: ____________________________          Its: ___________________________

Date: ___________________________          Date: __________________________


EXHIBIT A

Site Plan of Expansion Land

EXHIBIT B

      Agreement of Purchase and Sale

(12600 Locksley Lane, Auburn, California)

      This Agreement of Purchase and Sale ("Agreement"), dated for reference purposes only ______________, is entered into by and between LOCKSLEY LANE INVESTORS, L.P., a California limited partnership, ("Seller"), and UNITED NATURAL FOODS, INC., a Delaware corporation ("Buyer").

      Recitals

Seller is the owner of certain real property ("Real Property"), located in Auburn ("City"), Placer County ("County"), California ("State"), more particularly described on Exhibit A attached hereto.

The Real Property has constructed thereon a certain building, containing approximately one hundred thousand (100,000) gross square feet ("Improvements"). The Real Property and Improvements are collectively referred to as the "Project," which is commonly known as "12600 Locksley Lane, Auburn, California."

The Real Property, Improvements, Personal Property (as hereinafter defined), and Seller's interest in the Lease and Service Contracts (each of which are hereinafter defined) are hereinafter collectively referred to as the "Property."

Buyer's predecessor-in-interest, as tenant, and Seller's predecessor-in-interest, as Landlord, prior to the Effective Date, have entered into a certain Net Lease Agreement ("Original Lease") dated December 31, 1996. This Original Lease was thereafter amended by that certain (i) First Amendment to Net Lease ("First Amendment to Net Lease") dated August 11, 1998, (ii) Second Amendment to Net Lease "Second Amendment to Net Lease") dated June 14, 1999,
(iii) Third Amendment to Net Lease ("Third Amendment to Net Lease") dated September 27, 1999, (iv) Fourth Amendment to Net Lease ("Fourth Amendment to Net Lease") dated December 15, 1999, and (iv) Fifth Amendment to Net Lease and Acknowledgment ("Fifth Amendment to Net Lease") dated December 16, 1999.

Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property pursuant to the provisions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

Agreement

Purchase and Sale. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Property on the terms and subject to the conditions set forth in this Agreement. For the purposes of this Agreement, the date which the last party executes this Agreement and delivers it to the other party shall hereinafter be referred to as the "Effective Date."

Purchase Price. The purchase price ("Purchase Price") for the Property shall be Five Million Five Hundred Twenty-Five Thousand and No/100ths Dollars ($5,525,000.00).

Payment of Purchase Price. The Purchase Price for the Property shall be payable by Buyer as follows:

Initial Deposit. On or before the fifth (5th) day following the Effective Date, Buyer shall deposit with Stewart Title of Sacramento ("Escrow Holder") the amount of Twenty-Five Thousand and No/100ths Dollars ($25,000.00) ("Initial Deposit"). The Initial Deposit shall be invested by Escrow Holder with a financial institution acceptable to Seller in a federally-insured interest-bearing demand account, and the Initial Deposit, and all interest accrued thereon, shall be credited to the Purchase Price upon the Close of Escrow.

Final Deposit. On or before the expiration of the Contingency Period (as hereinafter defined), unless this Agreement has been previously terminated by Buyer pursuant to its rights set forth in this Agreement, Buyer shall deposit with Escrow Holder the amount of One Hundred Thousand and No/100ths Dollars ($100,000.00) ("Final Deposit"). Upon Buyer's delivery of the Final Deposit to Escrow Holder, (i) the Final Deposit shall be invested by Escrow Holder in the interest-bearing account as is required for the Initial Deposit in Section 3(a) above, (ii) the Initial Deposit and the Final Deposit (collectively, "Deposit"), totaling One Hundred Twenty-Five Thousand and No/100ths Dollars ($125,000.00), and all interest accrued thereon, shall be credited to the Purchase Price at Close of Escrow, and (iii) the Deposit shall become non-refundable, become the sole and absolute property of Seller, except as otherwise provided herein.

Cash at Close of Escrow. On or before the Close of Escrow, Buyer shall deposit with Escrow Holder the remaining portion of the Purchase Price, in immediately available funds, which shall be paid to Seller at Close of Escrow.

Escrow.

Opening of Escrow. Within two (2) days following the Effective Date, Buyer shall open an escrow ("Escrow") with Escrow Holder. Buyer and Seller agree to execute and deliver to Escrow Holder, in a timely manner, all escrow instructions necessary to consummate the transaction contemplated by this Agreement. Any such instructions shall not conflict with, amend or supersede any portion of this Agreement. If there is any inconsistency between such instructions and this Agreement, this Agreement shall control.

Close of Escrow. For purposes of this Agreement, "Close of Escrow" shall be defined as the date that the Grant Deed (as hereinafter defined) is recorded in the Official Records of the County. The Close of Escrow shall occur on or before fifteen (15) days following the expiration of the Contingency Period, unless extended by the mutual written consent of the parties.

Conditions of Title. It shall be a condition to the Close of Escrow that title to the Project be conveyed to Buyer by Seller by a Grant Deed, which shall be in the form customarily used by Escrow Holder in the County ("Grant Deed"), subject only to (a) a lien to secure payment of real estate taxes, not yet due and payable; (b) the lien of supplemental taxes, not yet due and payable; (c) exceptions which are approved and/or accepted by Buyer in writing in accordance with this Agreement; and (d) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property, and (e) those title exceptions set forth in the Preliminary Report ("Preliminary Report"), dated ______________, Order no. ______, issued by Escrow Holder [to be approved by Buyer], excepting exception numbers ________, which shall be removed by Seller at Close of Escrow (collectively, "Approved Conditions of Title").

Conditions to Close of Escrow.

Conditions to Buyer's Obligations. The Close of Escrow and Buyer's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (or Buyer's written waiver thereof) which are for Buyer's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

Inspections and Studies. For a period of thirty (30) days following the Effective Date ("Contingency Period"), Buyer shall have the right to review and approve the (A) Documents and Materials (as hereinafter defined), and (B) conduct any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies, soils, seismic and geologic reports and environmental testing) with respect to the Property as Buyer may elect to make or maintain. Prior to the expiration of the Contingency Period, Buyer shall deliver to Seller and Escrow Holder written notice of its approval or disapproval, which shall be made in Buyer's sole and absolute discretion, of the Property and the Documents and Materials. The failure of Buyer to deliver such notice prior to the expiration of the Contingency Period shall be deemed to constitute Buyer's disapproval of such matters, in which case the Agreement shall be canceled pursuant to the provisions of this Section. The cost of any such inspections, tests and/or studies shall be borne by Buyer. Between the Effective Date and the Close of Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Project at reasonable times during ordinary business hours to make any and all inspections and tests as may be necessary or desirable in Buyer's sole judgment and discretion. Buyer shall use its good faith efforts not to interfere with the use of the Improvements by the Tenants (as hereinafter defined). Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller) and hold Seller, its agents, employees, trustee, directors and officers, and the Property harmless from any and all damage arising out of or in connection with such entry and/or activities upon the Project by Buyer, its agents, employees or contractors. In the event Buyer disapproves or is deemed to have disapproved of the condition of the Property and/or the Documents and Materials prior to the expiration of the Contingency Period, except as otherwise provided herein, the parties shall have no further obligations under this Agreement, all monies delivered to Escrow Holder by Buyer shall be immediately returned to Buyer, and Buyer shall deliver to Seller copies of any and all reports, studies, inspections, or other materials Buyer caused to be prepared pursuant to its inspection right set forth in this Section.

Title Insurance. As of the Close of Escrow, Title Company (as hereinafter defined) shall have issued or shall have committed to issue the Title Policy (as hereinafter defined) to Buyer.

Seller's Obligations. As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

Seller's Representations. As of the Close of Escrow, all representations and warranties made by Seller to Buyer in this Agreement shall be true and correct.

Conditions to Seller's Obligations. The Close of Escrow and Seller's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Seller's waiver thereof) which are for Seller's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

Buyer's Obligations. As of the Close of Escrow, Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.

Buyer's Representations. As of the Close of Escrow, all representations and warranties made by Buyer to Seller in this Agreement shall be true and correct as of the Close of Escrow.

Failure of Condition to Close of Escrow. Except as provided in Section 6(a) or 6(b), in the event any of the conditions set forth in Section 6(a) or 6(b) are not timely satisfied or waived by the appropriate benefited party, for a reason other than the default of Buyer or Seller, this Agreement shall terminate, and if applicable, the Deposit, and all interest accrued thereon, and all other monies delivered to Escrow Holder by Buyer shall be immediately be returned to Buyer, and, except as otherwise provided herein, the parties shall have no further obligations hereunder.

Deposits By Seller. Unless otherwise provided in this Section, at least one (1) business day prior to the Close of Escrow, Seller shall deposit with Escrow Holder the following documents:

Grant Deed. The Grant Deed, duly executed and acknowledged in recordable form by Seller, conveying fee title to the Project to Buyer subject only to the Approved Conditions of Title.

FIRPTA Certificate. A certification, acceptable to Escrow Holder and duly executed by Seller under penalty of perjury setting forth Seller's address and federal tax identification number in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445, as may be amended, of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

California Franchise Tax Withholding. Evidence satisfactory to Buyer and Escrow Holder that Seller is exempt from the provisions of the withholding requirements of the California Revenue and Taxation Code, as amended, and that neither Buyer nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions.

Bill of Sale. A bill of sale ("Bill of Sale") duly executed and acknowledged by Seller in favor of Buyer, assigning and conveying to Buyer all of Seller's right, title and interest in and to the Personal Property. The Bill of Sale shall be in the form of, and upon the terms contained in, Exhibit B attached hereto.

General Assignment. An assignment ("General Assignment"), duly executed by Seller, assigning to Buyer all of Seller's right, title and interest in the Service Contracts. The General Assignment shall be in the form of, and upon the terms contained in, Exhibit D attached hereto.

Service Agreements.  The original Service Agreements.

Keys. Keys to all entrance doors to the Improvements and keys to all Personal Property located on the Project, which keys shall be properly tagged for identification.

Deposits By Buyer. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder (a) the required funds which are to be applied towards the payment of the Purchase Price; (b) a counterpart of the Bill of Sale executed and acknowledged by Buyer; and (c) a counterpart of the General Assignment executed and acknowledged by Buyer.

Issuance of Title Insurance. At the Close of Escrow, Escrow Holder's title insurer ("Title Company"), shall issue to Buyer its standard form California Land Title Association ("CLTA") Owner's Policy of Title Insurance showing fee title to the Project vested in Buyer subject only to the Approved Conditions of Title ("Title Policy"). The Title Policy shall be issued with liability in an amount equal to the Purchase Price. Seller shall pay for the expense of the Title Policy. If Buyer elects to have Title Company issue its American Land Title Association ("ALTA") Owner's Policy of Title Insurance, Buyer shall pay for the expense of such ALTA premium increment, any endorsement thereto and any survey costs.

Costs and Expenses. Except as otherwise specified in this Agreement, Seller and Buyer shall equally divide (a) all escrow fees and costs; (b) any document recording charges; and (c) documentary transfer tax charged by the County and any other transfer tax charged by the City. All other costs and expense of escrow and title shall be shared pursuant to the custom in the County. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.

Prorations.

Revenues. Rentals, revenues, and other income, if any, from the Property, and any form operating expenses pass-throughs relating to the Leases, if any, affecting the Property shall be prorated as of 11:59 p.m. on the day following the Close of Escrow. "Rentals" as used herein include fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, and any other sums and charges payable by Tenants under the Leases.

Taxes/Assessments. All non-delinquent real estate taxes on the Project shall be prorated as of 11:59 p.m. on the day following the Close of Escrow based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Close of Escrow, then the current year's taxes shall be deemed to be one hundred two percent

(102%) of the amount of the previous year's tax bill for the Project. All delinquent taxes and all assessments, if any, on the Project shall be paid at the Close of Escrow from funds accruing to Seller.

Other Expenses. All other expenses for the Property shall be prorated as of 11:59 p.m. on the day following to the Close of Escrow between the parties based upon the latest available information.

Corrections. If any errors or omissions are made regarding adjustments and prorations as set forth herein, the parties shall make the appropriate corrections promptly upon discovery thereof. If any estimates are made at the Close of Escrow regarding adjustments or prorations, the party shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

Seller's Representations and Warranties. In consideration of Buyer entering into this Agreement, Seller makes only the representations and warranties set forth in this Section, which are material and are being relied upon by Buyer (the continued truth and accuracy of which shall constitute a condition precedent to Buyer's obligations hereunder). For the purpose of this Agreement, usage of "to the best of Seller's knowledge," or words to such effect, shall mean the actual knowledge of Benjamin S. Catlin, as the Managing Member of the General Partner of Seller, without any independent duty or inquiry or investigation existing as of the Effective Date.

(a) To the best of Seller's knowledge, the original construction of all improvements constructed by Seller (collectively, "Seller Improvements") complied with all then existing applicable laws, ordinances, regulations, resolutions and other governmental requirements;

(b) To the best of Seller's knowledge, all permit, mitigation, utility and similar fees required to be paid in connection with the construction of the Seller Improvements have been paid;

(c) To the best of Seller's knowledge, there is presently no claim, litigation, proceeding or governmental investigation pending or, to the best of Seller's knowledge, threatened against or relating to the Property or the transaction contemplated hereby. Seller shall give Buyer prompt notice of such claim, litigation, proceeding or investigation which becomes known to it prior to the Close of Escrow;

(d) To the best of Seller's knowledge, no uncured notice of violation of any applicable zoning regulation or ordinance or other law, order, ordinance, permit, rule, regulation or requirements, or any covenants, conditions or restrictions affecting or relating to the use or occupancy of the Property has been given to Seller by any governmental agency having jurisdiction or by any other person entitled to enforce the same;

(e) To the best of Seller's knowledge, there is no pending or, to the best of Seller's knowledge, contemplated condemnation of the Property or any part thereof; and

(f) To the best of Seller's knowledge, the closing of the sale contemplated by this Agreement will not constitute or result in any default or event that, with notice or lapse of time, or both, would be a default, breach or violation of any lease, mortgage, deed of trust, covenant or other agreement, instrument or arrangement by which Seller or the Property is bound.

Review of Documents and Materials. Within five (5) calendar days following the Effective Date, Seller shall deliver to Buyer, all documents and materials (collectively, "Documents and Materials") relating to the Property to the extent in Seller's possession; provided, however, in no event shall Seller be required to disclose any "attorney-client" privileged information or internal appraisals. Seller makes no representation or warranty regarding the truth or accuracy of the Documents and Materials.

Condition and Inspection of Property. Except as provided in this Agreement, Seller makes no representation or warranty regarding the condition of the Property, its past use, or its suitability for Buyer's intended use, and the Property is sold AS-IS, WHERE-IS, WITH ALL FAULTS, AND THERE IS NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE CONDITION OF THE PROPERTY. Buyer is relying solely upon, and as of the expiration of the Contingency Period shall have conducted its own independent inspection, investigation, and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, any and all matters concerning the condition, use and/or sale of the Property.

Liquidated Damage. BUYER RECOGNIZES THAT THE PROPERTY WILL BE REMOVED BY THE SELLER FROM THE MARKET DURING THE EXISTENCE OF THIS AGREEMENT, AND THAT IF THIS AGREEMENT IS NOT CONSUMMATED BECAUSE OF BUYER'S DEFAULT, IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF THE DETRIMENT TO SELLER. THE PARTIES HAVE DETERMINED AND AGREED THAT THE ACTUAL AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER AS A RESULT OF ANY SUCH DEFAULT IS DIFFICULT OR IMPRACTICABLE TO DETERMINE AS OF THE DATE OF THIS AGREEMENT AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF THE AMOUNT OF SUCH DAMAGES. FOR THESE REASONS, THE PARTIES AGREE THAT IF THIS PURCHASE AND SALE IS NOT CONSUMMATED BECAUSE OF BUYER'S DEFAULT, SELLER SHALL BE ENTITLED TO RETAIN OF THE DEPOSIT, AS LIQUIDATED DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. SELLER AGREES THAT THESE LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER MONETARY RELIEF OR OTHER REMEDY, INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, AND SHALL BE SELLER'S SOLE AND EXCLUSIVE RIGHT AND REMEDY. NOTHING CONTAINED HEREIN SHALL IN ANY MANNER LIMIT THE AMOUNT OF DAMAGES OBTAINABLE BY SELLER PURSUANT TO AN ACTION UNDER ANY HOLD HARMLESS, DEFENSE OR INDEMNIFICATION PROVISION HEREOF.

                           Seller ______    Buyer ______

Condemnation and Destruction.

Eminent Domain or Taking. If, prior to the Close of Escrow, any material portion of the Real Property or Improvements is taken by eminent domain or otherwise, Seller shall immediately notify Buyer of such fact. If such taking is "material," Buyer shall have the option, in its reasonable discretion, to terminate this Agreement upon written notice to Seller given not later than ten
(10) days after receipt of Seller's notice. If this Agreement is terminated pursuant to this Section, the provisions of Section 6(c) shall govern. If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price. For the purpose hereof, "material" shall be deemed to be any diminution in the value of the Property as a result of a taking by eminent domain or otherwise which exceeds Fifty Thousand and No/100ths Dollars ($50,000.00), as determined by Seller using its good faith judgment.

Fire or Casualty. Prior to the Close of Escrow, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section. If, prior to the Close of Escrow, any part of the Improvements are damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof, "material" shall be deemed to be any uninsured damage or destruction to the Project or any insured damage or destruction where the cost of repair or replacement is estimated to be Fifty Thousand Dollars ($50,000.00) or more or shall take more than ninety (90) days to repair, in Seller's good faith judgment; provided, however, in the case of uninsured damage or destruction, Seller may, at Seller's option, elect to repair such damage and destruction and keep this Agreement in full force and effect so long as such repair can be and is completed by Seller prior to the Close of Escrow. If this Agreement is so terminated, the provisions of Section 6(c) shall govern. If Buyer does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction, and the parties shall proceed to the Close of Escrow pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price.

Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic facsimile and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, on the date of posting by the United States Post Office, or (iii) if given by electronic facsimile, when received by the other party.

TO BUYER:                                   United National Foods, Inc.
                                            12745 Earhart Avenue
                                            Auburn, California 95602
                                            Telephone: ______________
                                            Facsimile: ______________
                                            Attention: ______________

TO SELLER:                                  Locksley Lane Investors, L.P.
                                            3620 Fair Oaks Boulevard, Suite 150
                                            Sacramento, California
                                            Telephone: (916) 920-4400
                                            Facsimile: (916) 920-0854
                                            Attention: Benjamin S. Catlin and
                                                               Paul O'Sullivan

WITH COPY TO:                               Trainor Robertson
                                            701 University Avenue, Suite 200
                                            Sacramento, California 95825
                                            Telephone: (916) 929-7000
                                            Facsimile: (916) 929-7111
                                            Attention: Jay Heckenlively

TO ESCROW HOLDER:                           Stewart Title of Sacramento
                                            555 Capitol Mall, Suite 280
                                            Sacramento, California  95814
                                            Telephone: (916) 441-4950
                                            Facsimile: (916) 444-8691
                                            Attention: Vince Balbi

      Notice of change of address shall be given by written notice in the manner described in this Section.

Brokers. The parties acknowledge and agree that there is no real estate broker involved in this transaction.

Exchange. The parties to this Agreement acknowledge that either party may desire to structure the sale and/or the purchase of the Property as an exchange for like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in order to defer recognition of income from the disposition of the Property and other properties. The parties agree to reasonably cooperate with each other to accomplish such exchange(s) and each party hereby agrees that any and all costs associated with said exchange shall be borne solely by the exchanging party and shall in no way be attributable to the non-exchanging party. In no event shall the non-exchanging party be required to take title to the exchanged property(ies) to effectuate the tax deferred exchange contemplated by this Section.

Purchase Rights in Lease. The parties agree that, as of the Effective Date, this Agreement replaces and supersedes, in total, any right of the Buyer, as "Tenant," to acquire fee title to the Property pursuant to the Lease, which purchase rights are hereby deleted in their entirety from the Lease; provided, however, in the event that Seller defaults under this Agreement, the provisions of this Section 20 shall be ineffective.

Miscellaneous.

Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid, and shall be enforced to the fullest extent permitted by law.

Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

Survival of Representations. The indemnification, defense and hold harmless obligations, and the representations and warranties made by each party herein shall survive (1) the Close of Escrow and shall not merge into the Grant Deed and the recordation thereof, and (2) the termination and/or cancellation of this Agreement.

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

Professional Fees. If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses and court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. For the purpose of this Agreement, the terms "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The term "attorney" shall have the same meaning as the term "counsel."

Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, superseded, canceled or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assignees.

Assignment. Buyer may not assign its right, title or interest in this Agreement to any other party without the prior written consent of Seller, which determination may be withheld in Seller's sole and absolute discretion. Any attempted assignment without the prior written consent of Seller shall be void and be deemed a default of Buyer hereunder. Any permitted assignment shall not relieve the assigning party from any liability under this Agreement.

Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties to create the relationship of principal and agent, a partnership, joint venture or any other association between Buyer and Seller.

Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs, sections, subparagraphs and subsections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference.

Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

Possession of Property. Buyer shall be entitled to the possession of the Property immediately following the Close of Escrow.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

Days of Week. If any date for performance herein falls on a Saturday, Sunday or holiday, as defined in Section 6700 of the California Government Code, the time for such performance shall be extended to 5:00 p.m. on the next business day.

Representation by Counsel. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against either Seller or Buyer based upon authorship of any of the provisions hereof. Seller and Buyer each hereby warrant, represent and certify to the other as follows:
(a) that the contents of this Agreement have been completely and carefully read by the representing party and counsel for the representing party; (b) that the representing party has been separately represented by counsel and the representing party is satisfied with such representation; (c) that the representing party's counsel has advised the representing party of, and the representing party fully understands, the legal consequences of this Agreement; and (d) that no other person (whether a party to this Agreement or not) has made any threats, promises or representations of any kind whatsoever to induce the execution hereof, other than the performance of the terms and provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.


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

BUYER:                                     SELLER:

UNITED NATIONAL FOODS, INC.,               LOCKSLEY LANE INVESTORS, L.P.,
a Delaware corporation                     a California limited partnership


By: _____________________________          By: ______________________________


Its: ____________________________          Its: _____________________________


Date: ___________________________          Date: ____________________________


            FIFTH AMENDMENT TO NET LEASE AGREEMENT AND ACKNOWLEDGMENT

(Auburn, California)

This Fifth Amendment to Net Lease Agreement and Acknowledgment ("Fifth Amendment") is made as of December 16, 1999, with reference to that certain Net Lease Agreement ("Original Lease") by and between the predecessor-in-interest to Locksley Lane Investors, L.P., a California limited partnership ("Landlord"), and the predecessor-in-interest to United Natural Foods, Inc., a Delaware corporation ("Tenant"), regarding those certain premises within the building ("Building") located at 12600 Earhart Avenue, Auburn, California, both of which are more particularly described in the Original Lease.

The undersigned hereby confirm the following and the provisions of the Lease (as hereinafter defined) are amended hereby:

On or about December 31, 1996, Landlord's predecessor-in-interest and Tenant's predecessor-in-interest entered in the Original Lease, as was subsequently amended by that certain First Amendment to Net Lease Agreement dated on or about August 11, 1998 ("First Amendment"), that certain Second Amendment to Net Lease Agreement dated June 14, 1999 ("Second Amendment"), that certain Third Amendment to Net Lease Agreement dated on or about September 27, 1999 ("Third Amendment") and that certain Fourth Amendment to Net Lease Agreement dated December 15, 1999 ("Fourth Amendment"). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is collectively referred to as the "Lease."

Pursuant to the terms and conditions of the Original Lease, Tenant has leased from Landlord sixty-two thousand eight hundred seventy-five (62,875) usable and rentable square feet within the Building ("Original Premises"). Pursuant to the terms and conditions of the Third Amendment, Tenant has leased from Landlord the remaining thirty-seven thousand one hundred twenty-five (37,125) usable and rentable square feet within the Building ("Expansion Area"). Pursuant to the terms and conditions of the Fourth Amendment, Tenant has leased from Landlord approximately two and one-half (2 1/2) acres of real property ("Expansion Land") located adjacent to the Original Premises. The Original Premises, the Expansion Area and the Expansion Land (collectively, "Premises") constitute one hundred thousand (100,000) usable and rentable square feet and equal the entire usable and rentable area of the Building, together with the two and one-half (2 1/2) acres of land located adjacent thereto.

The "Commencement Date" with respect to the Original Premises occurred on September 27, 1999. The "Commencement Date" with respect to the Expansion Area shall occur on November 27, 1999. The "Commencement Date" with respect to the Expansion Land shall occur on December 1, 1999. Unless sooner terminated, the expiration date of the term of the Lease with respect to the Original Premises and the Expansion Area and the Expansion Land is September 26, 2009.

Tenant acknowledges that the Premises are as represented by Landlord, in good condition and repair; and the improvements required to be constructed for Tenant by Landlord pursuant to the requirements of the Lease have been so constructed and are satisfactorily completed in all respects excepting only those items ("Punchlist Items") listed on Exhibit A attached hereto and incorporated herein by this reference.

All conditions which are to be satisfied prior to the full effectiveness of the Lease have been satisfied and Landlord has fulfilled all of its duties of an inducement nature.

The Lease is in full force and effect and it represents the entire agreement between Landlord and Tenant concerning Tenant's lease of the Premises.

To the best of Tenant's knowledge, there are no existing defenses which Tenant has against the enforcement of the Lease by Landlord, and no offsets or credits against any amounts owed by Tenant exist pursuant to the Lease. Tenant has no claims or defenses against Landlord concerning the dates upon which the "Commencement Date" occurred with respect to either the Original Premises or the Expansion Area.


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

Tenant's obligations to pay "Base Rent" for the Original Premises in the amount of Twenty-Three Thousand Five Hundred Seventy-Eight and 12/100ths Dollars ($23,578.12) per month shall commence to accrue on November 27, 1999. Notwithstanding the foregoing sentence, Tenant's obligations to pay the costs of maintenance, repair and replacements and obligations with respect to the Project Common Areas, the Building, and all Operating Expenses, Taxes and Utilities and all other additional Rent required pursuant to the Lease, commenced to accrue with respect to the Original Premises on September 27, 1999.

Tenant's obligations to pay "Base Rent" for the Expansion Area in the amount of Thirteen Thousand Nine Hundred Twenty-One and 88/100ths Dollars ($13,921.88) per month shall commence to accrue on November 27, 1999. Tenant's obligations to pay the costs of maintenance, repair and replacements and obligations with respect to the Project Common Areas, the Building, and all Operating Expenses, Taxes and Utilities and all other additional Rent required pursuant to the Lease, shall commence to accrue with respect to the Expansion Area on November 27, 1999.

Tenant's obligations to pay "Base Rent" for the Expansion Land in the amount of Six Thousand Four Hundred Sixteen and 67/100ths Dollars ($6,416.67) per month shall commence to accrue on December 1, 1999. Tenant's obligations to pay the costs of maintenance, repair and replacements and obligations with respect to the Project Common Areas, the Building, the Expansion Land and all Operating Expenses, Taxes and Utilities and all other additional Rent required pursuant to the Lease, shall commence to accrue with respect to the Expansion Land on December 1, 1999.

Pursuant to the provisions of Section 8, Section 9 and Section 10 above, commencing upon December 1, 1999, Tenant shall be obligated to pay Base Rent for the Premises in the amount of Forty-Three Thousand Nine Hundred Sixteen and 67/100ths Dollars ($43,916.67) per month. In addition to payment of Base Rent, commencing upon December 1, 1999, Tenant shall be responsible for maintenance, repair and replacement obligations of Tenant set forth in the Original Lease and obligations of Landlord with respect to the Project Common Areas, the Building, the Expansion Land and all Operating Expenses, Taxes and Utilities and all other additional Rent required pursuant to the Lease.

Tenant has not made any prior assignment, hypothecation or pledge of the Lease or of any of the rents thereunder.

Except as modified herein, the Lease remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date set forth below.

LANDLORD:                                   TENANT:

LOCKSLEY LANE INVESTORS, L.P.,              UNITED NATURAL FOODS, INC.,
a California limited partnership            a Delaware corporation

By: __________                              By: __________

Its: _________                              Its: _________

Date: ________                              Date: ________

EXHIBIT A

Punchlist Items


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